Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

GENERAL FINANCE CORPORATION,

GFN NORTH AMERICA CORP.,

PAC-VAN, INC.,

THE MOAC STOCKHOLDERS

and

MOBILE OFFICE ACQUISITION CORP.

Dated as of July 28, 2008

Exhibit 2.1

-i-

Agreement and Plan of Merger	Page ii

List of Exhibits

Exhibit A	MOAC Stockholders
Exhibit B	Pledge Agreement
Exhibit C	Holdback Note
Exhibit D	Stockholders Agreement
Exhibit E	First Amendment to Employment Agreement of Theodore Mourouzis
Exhibit F	General Release

Agreement and Plan of Merger	Page iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of July 28, 2008 is entered into by and among GENERAL FINANCE CORPORATION, a Delaware corporation (“Parent”), GFN NORTH AMERICA CORP., a Delaware corporation (“Sub”), PAC-VAN, INC., an Indiana corporation ("Pac-Van"), MOBILE OFFICE ACQUISITION CORP., a Delaware corporation (“MOAC”) (each of MOAC and Pac-Van are referred to individually as a “Company” and collectively as the “Companies”), and the stockholders of MOAC whose names appear in Exhibit A attached hereto (each a “MOAC Stockholder” and collectively the “MOAC Stockholders”), with reference to the following facts:

WHEREAS, the Board of Directors of MOAC has approved this Agreement and determined that the merger of MOAC with and into Sub (the “Merger”), including the consideration to be paid for each of the outstanding shares (collectively, the “Shares”) of (A) Class A Common Stock of MOAC (the “Class A MOAC Common Stock”) and (B) Class B Common Stock of MOAC (the “Class B MOAC Common Stock”, and together with the Class A Common Stock, the “MOAC Common Stock”) in the Merger, is fair and advisable to and in the best interests of MOAC and its stockholders;

WHEREAS, the Merger is intended to qualify as a “reorganization” as described in Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code;

WHEREAS, the duly appointed and authorized Special Committee of the Board of Directors of Parent and the Board of Directors of Sub have approved, and deem it fair and advisable and in the best interests of the disinterested stockholders of Parent, to enter into, this Agreement and the Merger; and

WHEREAS, the parties desire for the Merger to be a tax free reorganization (except to the extent of cash and the Holdback Note (as defined below) issuable pursuant to this Agreement) in accordance with the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

SECTION 1
THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the Delaware General Corporation Law (“DGCL”), at the Effective Time, the Merger shall be consummated. As a result of the Merger, the separate corporate existence of MOAC shall cease and Sub shall continue as the surviving corporation of the Merger (the “Surviving Corporation”). The Surviving Corporation shall continue to be governed by the laws of the State of Delaware.

Section 1.2 Closing. Upon the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. Pacific Daylight Time on a date (the “Closing Date”) which shall be the first business day after satisfaction or waiver of the conditions set forth in Article 6, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Parent located at 39 East Union Street, Pasadena, California 91103, or at such other time, date or place as agreed to in writing by the parties hereto. Notwithstanding any approval of this Agreement by the stockholders of MOAC, no agreement among the parties to change the place, time or date of the Closing shall require the approval of the stockholders of MOAC.

Section 1.3 Effective Time. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL. The date and time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (or such later time as shall be agreed to by the parties hereto and is specified in the Certificate of Merger) will be the “Effective Time.”

Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of MOAC and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of MOAC and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Certificate of Incorporation; Bylaws.

(a) At the Effective Time and without any further action on the part of MOAC or Sub, the Certificate of Incorporation of Sub as amended to date and as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the DGCL.

(b) At the Effective Time and without any further action on the part of MOAC or Sub, the bylaws of Sub, as amended, as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation and thereafter may be amended or repealed in accordance with their terms or the certificate of incorporation of the Surviving Corporation and as provided therein and under the DGCL.

Section 1.6 Directors and Officers. At the Closing, the bylaws of Sub shall specify that the board of directors of Sub shall consist of between three (3) and five (5) members and the directors shall be elected by Parent to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION 2
CONVERSION OF SHARES; STOCKHOLDERS MEETING

Section 2.1 Merger Consideration. The aggregate consideration payable to holders of Shares (other than Dissenting Shares) in connection with the Merger (“Merger Consideration”) shall be: (A) (x) One Hundred Fifty-Eight Million Eight Hundred Thousand Dollars ($158,800,000) plus the aggregate purchase price and transaction costs of any acquisitions (“Interim Acquisitions”) completed by Pac-Van, during the period commencing the date of this Agreement and ending on the Effective Time, minus (B) the principal which is borrowed from LaSalle Bank National Association (“LaSalle Bank”) under the senior secured credit facility of Pac-Van (“Credit Facility”) (which principal shall not exceed Eighty-Six Million Dollars ($86,000,000) plus any indebtedness incurred under the Credit Facility to complete the Interim Acquisitions) and accrued but unpaid interest on such principal, minus (C) the principal which is borrowed from SPV Capital Funding, L.L.C., as assignee of Laminar Direct Capital L.P. (“SPV Capital”) pursuant to a senior subordinated promissory note issued by Pac-Van (the “Subordinated Note”) (which principal shall not exceed Twenty-Five Million Dollars ($25,000,000)) (the “Senior Subordinated Loan”) and accrued but unpaid interest on such principal and minus (D) any other indebtedness for borrowed money of MOAC and Pac-Van (other than indebtedness under the Credit Facility and the Subordinated Note). The Merger Consideration will be paid to the stockholders of MOAC and each holder of a cancelled MOAC Stock Option (“Eligible Stock Option Holder”) as follows (allocated among such stockholders and optionholders in accordance with the allocation set forth on Section 2.1 of the Companies Disclosure Schedules:

(i) a total of up to Twenty-One Million Five Hundred Thousand Dollars ($21,500,000) (the “Cash”) via wire transfer of immediately available funds;

(ii) Four Million (4,000,000) shares of restricted common stock of Parent (the “Parent Common Stock”) valued at Seven Dollars Fifty Cents ($7.50) per share, which shall include shares of restricted Parent Common Stock with an aggregate value of Eight Million Five Hundred Thousand Dollars ($8,500,000) valued at Seven Dollars Fifty Cents ($7.50) per share (the “Pledged Shares”) which will be pledged by each MOAC Stockholder to secure the indemnification obligations under this Agreement of such MOAC Stockholder pursuant to the pledge agreement in the form of Exhibit B attached hereto (the “Pledge Agreement”); and

(iii) a subordinated, unsecured promissory note of Sub in the form of Exhibit C attached hereto (the “Holdback Note”) with a principal value of One Million Five Hundred Thousand Dollars ($1,500,000) bearing interest of 8% per annum payable semi-annually.

Section 2.2 Conversion of Securities. At the Effective Time by virtue of the Merger and without any action on the part of any party, each Share held in the treasury of MOAC immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto. At the Effective Time by virtue of the Merger and without any action on the part of any party, each share of common stock of Sub issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall be converted into and become one validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

Section 2.3 Treatment of MOAC Stock Options.

(a) At the Effective Time, each then outstanding option or right to purchase Shares (collectively, “MOAC Stock Options”), granted or issued pursuant to MOAC’s 2006 Stock Option Plan (“MOAC Stock Option Plan”), which are then vested or exercisable, shall be cancelled by MOAC and each Eligible Stock Option Holder shall be entitled to receive from the Surviving Corporation (and, if necessary, Parent shall provide funds to the Surviving Corporation sufficient for such payments) in consideration for the cancellation of such MOAC Stock Option an amount in cash equal to the following (the "Stock Option Consideration"): the product of (i) the number of shares of MOAC Common Stock previously subject to such MOAC Stock Option and (ii) the excess, if any, of the Per Share Merger Consideration with respect to the shares described in clause (i) over the exercise price per share of MOAC Common Stock subject to such MOAC Stock Option.

(b) Except as provided herein or as otherwise agreed to by the parties, all stock incentive plans and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the Shares shall terminate as of the Effective Time, and MOAC shall, prior to the Effective Time, ensure that following the Effective Time no holder of any MOAC Stock Option or any other equity-based right shall have any right to acquire equity securities of MOAC or the Surviving Corporation.

Section 2.4 Surrender of Shares; Distribution of Merger Consideration; Stock Transfer Books.

(a) Upon surrender by a MOAC Stockholder to Parent of the certificate representing the shares held by such stockholder (each “MOAC Certificate”) and delivery of a letter of transmittal in form and substance reasonably satisfactory to Parent and the MOAC Stockholders and instructions for use in effecting the surrender of the MOAC Certificates for payment of the Merger Consideration therefor immediately prior to the Effective Time, the Surviving Corporation shall cause to be delivered to each holder of a MOAC Certificate (collectively with the Eligible Stock Option Holder, “Eligible Stockholder”) the portion of the Merger Consideration to which such shares represented by such MOAC Certificate are entitled to receive in accordance with the allocation set forth in Section 2.1 of the Companies Disclosure Schedules (the "Per Share Merger Consideration") less any amounts required to be withheld under Section 2.7 as follows:

(i) At the Effective Time, the Cash and the Holdback Note; and

(ii) As soon as practicable after the Effective Time (or such later date when a MOAC Stockholder surrenders such MOAC Stockholder’s share certificate(s)), stock certificates representing the Parent Common Stock.

(b) Parent shall retain possession of the Pledged Shares pursuant to the terms and conditions of the Pledge Agreement.

(c) Upon the delivery to Parent of the MOAC Certificates, the MOAC Certificates shall be cancelled. Until so surrendered, each MOAC Certificate will represent, from and after the Effective Time, only the right to receive the Per Share Merger Consideration as contemplated by this Section 2.4(a). No interest shall be paid or accrued for the benefit of holders of the MOAC Certificates on the Merger Consideration payable upon the surrender of the MOAC Certificates. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. As used in this Agreement, “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(d) In the event any MOAC Certificates shall have been lost, stolen or destroyed, Parent shall deliver in exchange for such lost, stolen or destroyed MOAC Certificates, upon the making of an affidavit of that fact by the holder thereof, the Per Share Merger Consideration to which the holder thereof is entitled pursuant to this Article 2.

(e) Immediately prior to the Effective Time the Warrants shall be cancelled and the holder of the Warrants shall receive the proceeds payable to cancel the Warrants (which equal the amount the holders of the Warrants would have received if the Warrants were exercised in connection with the Merger) set forth in Section 2.1 of the Companies Disclosure Schedules attached hereto.

(f) At the close of business on the Closing Date, the stock transfer books of MOAC shall be closed and thereafter there shall be no further registration of transfers of shares of MOAC Common Stock on the records of MOAC. From and after the Effective Time, the holders of MOAC Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein.

Section 2.5 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted in favor of or consented to the Merger and who shall have delivered a written demand for appraisal of such shares of MOAC Common Stock in the time and manner provided in Section 262 of the DGCL and shall not have failed to perfect, and shall not have effectively withdrawn or lost, their rights to appraisal and payment under the DGCL (the “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration, but shall be entitled to receive the fair value of their Shares as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder’s Shares shall thereupon be deemed to have been converted, at the later of the time of such failure to perfect, withdrawal or loss of right or the Effective Time, into the right to receive the Per Share Merger Consideration set forth in Section 2.4, without any interest thereon.

(b) MOAC shall deliver to Parent prompt notice of any notices of intent to assert appraisal rights and to demand payment or withdrawals of notices of intent to assert appraisal rights and to demand payment and will not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, settle or compromise, offer to settle or compromise any such notices or voluntarily make any payment with respect to any notice of intent to demand payment for Shares.

(c) After the Effective Time, the Surviving Corporation shall be responsible for payment with respect to Dissenting Shares and for compliance with Section 262 of the DGCL.

Section 2.6 No Further Ownership Rights in MOAC Stock. All payments of the Per Share Merger Consideration made upon surrender of MOAC Certificates in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to the Shares subject to such MOAC Certificate and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding as of the Closing. If, after the Closing, MOAC Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this SECTION 2.

Section 2.7 Withholding Taxes.

(a) Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the Per Share Merger Consideration otherwise payable to an Eligible Stockholder pursuant to Section 2.4 such amounts as Parent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or under any applicable provision of any law, statute, ordinance, rule, code, or regulation of any Governmental Authority (“Law”). To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares or MOAC Stock Options, as the case may be, in respect of which such deduction and withholding was made by Parent or the Surviving Corporation, respectively.

Section 2.8 Further Action. At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of MOAC, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of MOAC and Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Each of the Companies hereby represents and warrants to Parent and Sub as follows:

Section 3.1 Organization; Charter Documents.

(a) Organization. Each of MOAC and Pac-Van is a corporation duly organized and validly existing under the Laws of the jurisdiction of its incorporation, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Companies is duly qualified or licensed to do business and is in good standing (where applicable) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Section 3.1(a) of the Disclosure Schedules attached hereto (the “Companies Disclosure Schedules”) sets forth a list of each jurisdiction in which each of the Companies is qualified or licensed to do business.

As used in this Agreement, the term “Material Adverse Effect” means, when used with reference to one or more events, changes, circumstances or effects, a material adverse effect on the business, operations, assets, liabilities or financial condition of the Companies taken as a whole, other than events, changes, circumstances or effects that arise out of or result from economic factors generally affecting the economy or financial markets as a whole or the industries in which either of the Companies operates which do not disproportionately impact the Companies.

(b) Subsidiaries. Except as set forth in Section 3.1(b) of the Companies Disclosure Schedules, neither of the Companies has a Subsidiary or any other entities in which such Company owns, directly or indirectly, any shares of capital stock, equity or membership interests.

As used in this Agreement, the term “Subsidiary” means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general or managing partner or (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such entity or by any one or more of its Subsidiaries.

(c) Charter Documents. Each of the Companies has delivered to Parent a true and correct copy of each of the articles or certificate of incorporation and bylaws, each as amended to date of such Company (collectively, the “Company Charter Documents”) and each such instrument is in full force and effect. Neither Company is in violation of any of the provisions of its Company Charter Documents.

Section 3.2 Capitalization of the Companies.

(a) MOAC Capitalization. The authorized capital stock of MOAC consists of (i) 350,000 shares of Common Stock, par value $0.001 (A) issuable in a series designated “Class A Common Shares” consisting of 300,000 shares, of which 225,000 shares are issued and outstanding, (B) issuable in a series designated “Class B Common Shares” consisting of 50,000 shares, of which 1,800 shares are issued and outstanding; (C) 26,042 shares of Class B Common Stock are reserved for issuance upon the exercise of outstanding MOAC Stock Options; and (D) 9,375 shares of MOAC Common Stock are reserved for issuance pursuant to warrants of MOAC (the “Warrants”) issued to Laminar Direct Capital, L.P., which has been assigned to SPV Capital; and (ii) no shares of Preferred Stock are issued and outstanding. All outstanding shares of MOAC Common Stock are, and all shares which may be issued pursuant to the plans and agreements applicable to MOAC Stock Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable and not issued in violation of, nor subject to, preemptive rights or similar rights. Except for the shares and Warrants described in this Section 3.2(a) and the MOAC Stock Options, there are no outstanding (A) shares of capital stock or other voting securities of MOAC, (B) securities of MOAC convertible into or exchangeable or exercisable for shares of capital stock or voting securities of MOAC, (C) options, warrants, restricted stock, restricted stock units, preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character to acquire (or obligating MOAC to issue, register, transfer or sell) any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of MOAC or obligating MOAC to grant, extend or enter into any such option, warrant, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment or (D) no equity equivalents, interests in the ownership or earnings of MOAC or other similar rights (the items in clauses (A), (B), (C) and (D) being referred to collectively as the “MOAC Securities”). Except for redemption of the Warrants, MOAC does not have any obligation, commitments or arrangements to redeem, repurchase or otherwise acquire any of the MOAC Securities, including as a result of the transactions contemplated by this Agreement or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no voting trusts or registration rights or other agreements or understandings to which MOAC is a party with respect to the voting or disposition of the capital stock of MOAC, other than the Shareholders' Agreement dated as of August 2, 2006, among MOAC, the MOAC Stockholders, Theodore Mourouzis, Laminar Direct Capital L.P. and D. E. Shaw Laminar Portfolios, L.L.C..

(b) Pac-Van Capitalization. The authorized capitalization of Pac-Van consists of (i) 10,000,000 shares of common stock, par value $0.001, (A) issuable in a series designated “Class A Common Shares” consisting of 9,500,000 shares of which no shares are issued and outstanding and (B) issuable in a series designated “Class B Common Shares” consisting of 500,000 shares, of which 10 shares are issued and outstanding and (ii) 5,000,000 shares of preferred stock, par value at $0.001, of which no shares are issued and outstanding. All outstanding shares of Pac-Van have been duly authorized, validly issued, fully paid and non-assessable and not issued in violation of, nor subject to, preemptive rights or similar rights. Except for the shares described in this Section 3.2(b), there are no outstanding (A) shares of capital stock or other voting securities of Pac-Van, (B) securities of Pac-Van convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Pac-Van, (C) options, warrants, restricted stock, restricted stock units, preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character to acquire (or obligating Pac-Van to issue, register, transfer or sell) any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Pac-Van or obligating Pac-Van to grant, extend or enter into any such option, warrant, restricted stock units, subscription or other right, convertible security, agreement, arrangement or commitment or (D) no equity equivalents, interests in ownership or earnings of Pac-Van or other similar rights (the items in clauses (A), (B), (C) and (D) being referred to collectively as the “Pac-Van Securities” and collectively with the MOAC Securities, the “Company Securities”). Pac-Van does not have any obligation, commitments or arrangements to redeem, repurchase or otherwise acquire any of the Company Securities, including as a result of the transactions contemplated by this Agreement or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no voting trusts or registration rights or other agreements or understandings to which Pac-Van is a party with respect to the voting or disposition of the capital stock of Pac-Van.

(c) Indebtedness. Section 3.2(c) of the Companies Disclosure Schedules sets forth a complete and correct list, as of the date of this Agreement, of each Contract pursuant to which any Indebtedness (other than Companies credit cards) of the Companies is outstanding or may be incurred, together with the amount outstanding thereunder as of the date of this Agreement. No Contract pursuant to which any Indebtedness of the Companies is outstanding or may be incurred provides for the right to vote (or is convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which the stockholders of the Companies may vote.

As used in this Agreement, the term “Contract” means any agreement, contract, subcontract, lease, binding understanding, indenture, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

As used in this Agreement, the term “Indebtedness” means (i) indebtedness for borrowed money, whether secured or unsecured, (ii) obligations under conditional or installment sale or other title retention Contracts relating to purchased property, (iii) capitalized lease obligations and/or (iv) guarantees of any of the foregoing of another Person.

Section 3.3 Corporate Authorization; Board Approval.

(a) Corporate Authorization. Each of the Companies has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Companies of this Agreement and the consummation by the Companies of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action, except the approval of this Agreement and the Merger by a majority of the outstanding shares of Class A MOAC Common Stock, which approval, once delivered pursuant to Section 5.14 hereof, is the only vote of holders of any class or series of securities necessary to approve this Agreement and the Merger. This Agreement has been duly executed and delivered by MOAC and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding agreement of MOAC, enforceable against MOAC in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors rights generally from time to time in effect).

(b) Board Approval. The Board of Directors of MOAC has, at a meeting duly called and held on or prior to the date hereof, (i) determined and declared that this Agreement and the Merger are fair to, advisable and in the best interests of MOAC and its stockholders, and (ii) adopted and approved this Agreement and the Merger, and (iii) directed that this Agreement and the Merger be submitted to MOAC’s stockholders for approval.

Section 3.4 Governmental Approvals. The execution, delivery and performance by MOAC of this Agreement, and the consummation by MOAC of the transactions contemplated hereby, require no action, permit, license, authorization, certification, consent, approval, concession or franchise by or in respect of, or filing with, any federal, state, or local U.S. or foreign government, court, administrative agency, commission, arbitrator or other governmental or regulatory agency or authority (a “Governmental Authority”) other than: (i) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware; and (ii) such other consents, approvals, Orders, authorizations, registrations, declarations, filings, notices and permits set forth on Section 3.4 of the Companies Disclosure Schedules.

Section 3.5 Non-Contravention. Except as set forth in Section 3.5 of the Companies Disclosure Schedules, the execution, delivery and performance by MOAC of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (i) contravene, conflict with or violate the MOAC Charter Documents; (ii) subject to obtaining the Company Requisite Vote and obtaining all the consents, approvals and authorizations specified in clauses (i) and (ii) of Section 3.4, contravene or conflict with or constitute a violation of any provision of any Law, or any outstanding order, writ, judgment, injunction, ruling, determination, award or decree by or with any Governmental Authority (“Order”) binding upon or applicable to the Companies or by which any of their respective properties are bound or affected; (iii)  subject to obtaining all the consents, approvals and authorizations specified in Section 3.5 of the Companies Disclosure Schedules, constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation of the Companies, or cause increased liability or fees or the loss of a material benefit or imposition of a penalty under (A) any Contract or (B) any Companies Permit; or (iv) result in the creation or imposition of any liens, charges, security interests, options, claims, pledges, licenses, limitations in voting rights or other encumbrances of any nature whatsoever (collectively, "Liens") on any asset of the Companies.

Section 3.6 Financial Statements; No Undisclosed Liabilities.

(a) Each of the financial statements listed on Section 3.6(a) of the Companies Disclosure Schedules (including, in each case, any related notes thereto) as of their respective dates (the “Company Financials”): (i) complied as to form in all material respects with all applicable accounting requirements, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented the consolidated financial condition of MOAC as at the respective dates thereof and the consolidated results of the MOAC’s operations and cash flows for the periods indicated. The consolidated balance sheet of MOAC as of December 31, 2007 is hereinafter referred to herein as the “Company Balance Sheet,” and December 31, 2007 is hereinafter referred to herein as the “Company Balance Sheet Date”. Except as noted in the opinions contained in the Company Financials, the Company Financials and opinions were rendered without qualification or exception and were not subject to any contingency. No event has occurred since the preparation of the Company Financials that would require a restatement of the Company Financials under GAAP other than by reason of a change in GAAP.

(b) Except as set forth in the Companies Disclosure Schedules, neither of the Companies has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) except (i) liabilities or obligations disclosed or provided for in the Company Financials or the notes thereto, (ii) liabilities or obligations incurred in the ordinary course of business or otherwise that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, (iii) express obligations or liabilities under Contracts entered into prior to the date of this Agreement, (iv) express obligations or liabilities under Contracts entered into after the date of this Agreement, provided that such Contracts are permitted under this Agreement, (v) liabilities included in Working Capital and (vi) commitments entered into after the date of this Agreement to purchase fleet or equipment for lease or sale set forth in Section 3.6(b) of the Companies Disclosure Schedules.

Section 3.7 Absence of Certain Changes. Except as disclosed in Section 3.7 of the Companies Disclosure Schedules, since the Company Balance Sheet Date, the businesses of the Companies have been conducted in all material respects in the ordinary course of business consistent with past practice, and there has not been any change, development, event, condition, occurrence or effect that individually or in the aggregate has had or would reasonably be expected to have (a) a Material Adverse Effect or (b) a material adverse impact on the ability of the Companies to consummate the Merger. Since the Company Balance Sheet Date, except as (i) specifically contemplated by this Agreement or (ii) set forth in Section 3.7 of the Companies Disclosure Schedules, there has not occurred any action, event or failure to act that, if it had occurred after the date of this Agreement, would have required the consent of Parent under Section 5.1.

Section 3.8 Insurance. Section 3.8 of the Companies Disclosure Schedules contains a complete list of all policies of fire, liability, workers' compensation and other forms of insurance owned or held by or for the benefit of the Companies. Copies of all insurance policies applicable to the Companies have been delivered to Parent. Except as set forth in Section 3.8 of the Companies Disclosure Schedules: (i) all such policies are in full force and effect and were in full force and effect during the periods of time such insurance policies are purported to be in effect; (ii) neither of the Companies is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under any policy; (iii) all premiums due thereon have been paid and neither of the Companies has received any notice of cancellation, termination or non-renewal of any such policy; (iv) all such insurance policies are customary in scope and amount of coverage for the business of the Companies; (v) all appropriate insurers under such insurance policies have been notified of all potentially insurable losses and pending litigation and legal matters, and no such insurer has informed the Companies of any denial of coverage or reservation of rights thereto; and (vi) neither of the Companies has received any written notice of cancellation of any insurance policy maintained in favor of the Companies nor has it been denied insurance coverage, in either case, in the past five years.

Section 3.9 Real Property; Title to Assets.

(a) Owned Real Property. Neither of the Companies owns fee simple title to any real property.

(b) Real Property Leases. Section 3.9(b) of the Companies Disclosure Schedules contains a true and complete list of all leases, subleases, sub-subleases, licenses and other agreements under which the Companies lease, sublease, license, use or occupy (whether as landlord, tenant, subtenant other occupancy arrangement) or has the right to use or occupy, now or in the future, any real property (“Real Property Leases”). The Companies have previously furnished to Parent true, correct and complete copies of all Real Property Leases. Each Real Property Lease constitutes the valid and legally binding obligation of the Company, enforceable against the Companies in accordance with its terms. With respect to each Real Property Lease (i) there is no default or event which, with notice or lapse of time or both, would constitute a default on the part of Companies, or, to the knowledge of the Companies any other party thereto; (ii) except as set forth on the Section 3.9(b) of the Companies Disclosure Schedules, neither of the Companies has assigned, sublet or transferred its leasehold interest; (iii) each of the Companies enjoys peaceful and undisturbed possession under all leases of real property and all of such leases are valid and in full force and effect; and (iv) there are no pending or, to the knowledge of the Companies, threatened condemnation proceedings relating to any real property leased or used by the Companies. Each of the Companies has a good and valid leasehold interest in each Real Property Lease free and clear of all Liens, except as disclosed on Section 3.9(b) of the Companies Disclosure Schedules.

(c) Personal Property. Except as set forth in Section 3.9(c) of the Companies Disclosure Schedules, each of the Companies owns or leases all furniture, fixtures, equipment, inventory, rental fleet, operating supplies and other personal property (the “Personal Property”) necessary to carry on its businesses as now being conducted. The Personal Property, other than inventory and rental fleet, is in good and usable condition except for reasonable wear and tear. All inventory consists of items usable or saleable in the ordinary course of business. All rental fleet consists of items rentable in accordance with industry standards or historic Companies business practice. Other than Personal Property leased to customers, or inventory held by vendors or manufacturers, in the ordinary course of business as of the date hereof, no Personal Property, or other assets used in the business of the Companies, are located at any locations other than the locations subject to the Real Property Leases listed in Section 3.9 of the Companies Disclosure Schedules. The Personal Property is not subject to any Liens, except as set forth in Section 3.9(c) of the Companies Disclosure Schedules,

Section 3.10 Company Intellectual Property. Section 3.10 of the Companies Disclosure Schedules lists all registrations or applications for registration of any Companies Intellectual Property and all material Companies Intellectual Property (as defined below). To the knowledge of the Companies, all material Companies Intellectual Property (as defined below) is valid, subsisting and enforceable in all respects and each of the Companies owns or has the right to use all material Companies Intellectual Property (as defined below) free and clear of all Liens, except as disclosed in Section 3.10 of the Companies Disclosure Schedules. (i) No Action is pending or, to the knowledge of the Companies, threatened against or affecting the Companies or any of their respective properties, which challenges the validity or use of, or the ownership by, the Companies of the Companies Intellectual Property (as defined below); (ii) neither of the Companies has knowledge of any infringement or infringing use of any of the Companies Intellectual Property (as defined below) or licenses by any Person; and (iii) neither of the Companies received any claim or notice from any Person alleging that an infringement, misappropriation or violation of any intellectual property right or other proprietary right of such person has occurred or will result from the conduct of the business of the Companies or from the signing and execution of this Agreement or the consummation of the transactions contemplated hereby, and to the knowledge of the Companies, no such infringement, misappropriation or violation has occurred or will occur.

As used in this Agreement, the term “Companies Intellectual Property” means (i) all domestic and foreign patents, trademarks, service marks, copyrights, trade names, domain names and all licenses running to or from the Companies relating to the Companies’ businesses or owned by the Companies, (ii) all common law trademarks, service marks, copyrights and copyrightable works (including databases, software and Internet site content), trade names, brand names and logos; and (iii) all trade secrets, inventions, formulae, data, improvements, know-how, confidential information, material computer programs (including any source code and object code) documentation, engineering and technical drawings, processes, methodologies, trade dress, and all other proprietary technology utilized in or incidental to the businesses of the Company, and all common law rights relating to the foregoing.

Section 3.11 Litigation.

(a) Except as set forth in Section 3.11 of the Companies Disclosure Schedules, there is no action, suit, investigation, claim, charge or proceeding (“Actions”) pending against, or to the knowledge of the Companies, threatened against or affecting, the Companies or any of their respective assets, properties or rights (a) by, before or with any other Governmental Authority or (b) by or with any other Person. As of the date of this Agreement, no officer or director of the Companies is a defendant in any Action commenced by stockholders of either of the Companies with respect to the performance of his or her duties as an officer and/or director of the Companies. Except as set forth in Section 3.11 of the Companies Disclosure Schedules, there exist no Contracts with any of the directors and officers of the Companies that provide for indemnification by the Company. Neither the Companies nor any of their respective properties or assets is or are subject to any Order.

(b) Neither of the Companies has been charged with, convicted of or pleaded nolo contendere to a crime nor, to the knowledge of the Companies, have any criminal charges been threatened by a Governmental Authority against the Companies. To the knowledge of the Companies, no officer or employee of the Companies has been charged with, convicted of or pleaded nolo contendre to a crime with respect to actions taken in the scope of his or her duties as an officer or employee of either of the Companies nor have any criminal charges been threatened by a Governmental Authority against any such Person with respect to actions taken in the scope of his or her duties as an officer or employee of either of the Companies. Neither of the Companies is subject to a governmental order or a party to a settlement agreement or agreement with a Governmental Authority that would, after the Closing, apply to any of the businesses, properties or assets of the Companies, Parent or any of Parent's Affiliates, nor is any such order or agreement being threatened against the Companies.

Section 3.12 Taxes.

Except as set forth on Section 3.12 of the Companies Disclosure Schedules:

(a) The Companies and each affiliated group (within the meaning of Section 1504 of the Code) of which each of the Companies is a member, has timely filed (or has had timely filed on its behalf, taking into account all applicable extensions) all Tax Returns required by applicable Law to be filed by it. All such Tax Returns are correct and complete in all material respects and correctly and accurately set forth the amount of any Taxes relating to the applicable period. Each of the Companies has timely paid (or has had timely paid on its behalf) all Taxes due and owing (whether or not shown on any Tax Return) and has established an adequate reserve for the payment of all Taxes not yet due and owing in the Company Financials in accordance with GAAP.

(b) Each of the Companies has withheld and paid to the applicable Governmental Authority all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) None of the Tax Returns of the Companies filed on or after January 1, 2000 have been examined by any Taxing Authority and no audit, action, proceeding or assessment is pending or threatened by any such Taxing Authority against either of the Companies. No written claim has been made since January 1, 2000 by any Taxing Authority in any jurisdiction (other than jurisdictions where either of the Companies files Tax Returns) that it is or may be subject to taxation by that jurisdiction.

(d) As of the Closing Date, neither of the Companies will be a party to, be bound by or have any obligation under any tax allocation, tax sharing, tax indemnity or similar agreement with respect to Taxes.

(e) There are no Liens for Taxes upon any of the assets of the Companies (other than Taxes not yet due and payable).

(f) Neither of the Companies (i) has been a member of an “affiliated group” (as defined in Section 1504(a) of the Code) (other than a group the common parent of which is MOAC) or (ii) has no liability for Taxes of any Person (other than the Companies) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

(g) Neither of the Companies has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax or otherwise taken any action to defer liability for Taxes to any taxable period ending after the Closing Date.

(h) Neither of the Companies will be required to include any item of income in, or exclude any deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date; (iii)  intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

(i) Neither of the Companies has distributed stock of another entity, or had its stock distributed by another entity, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(j) Neither of the Companies has engaged in any transaction that could give rise to (i) a disclosure obligation with respect to any Person under Section 6111 of the Code or the regulations promulgated thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations promulgated thereunder, or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the promulgated regulations thereunder.

(k) Neither of the Companies is required to make any payments in connection with transactions or events contemplated by this Agreement or are a party to an agreement that would require it to make any payments that would not be fully deductible by reason of Section 162(m) of the Code.

As used in this Agreement, the term “Taxes” means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or Personal Property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, employment, severance, stamp, occupation, premium, environmental, custom duties, disability, registration, alternative or add-on minimum, estimated, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by any Taxing Authority and any interest or penalties or additional amounts, if any, attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments whether or not disputed.

As used in this Agreement, the term “Taxing Authority” means the Internal Revenue Service or any other taxing authority, whether domestic or foreign, including any state, county, local or foreign government or any subdivision or taxing agency thereof.

As used in this Agreement, the term “Tax Return” means any report, return, document, claim for refund, declaration or other filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

Notwithstanding anything to the contrary contained herein, the Companies are not making any representations regarding the tax treatment of the Merger or any liability for taxes on the part of either Company as a result of the Merger.

Section 3.13 Employee Benefit Plans.

(a) There are no benefit plans, arrangements, practices, contracts or agreements (including, without limitation, employment agreements, change of control employment agreements and severance agreements or plans, incentive compensation, bonus, stock option, restricted stock, stock appreciation rights and stock purchase plans) of any type, whether oral or written, (including but not limited to any plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), contributed to or maintained by either of the Companies or any trade or business, whether or not incorporated, that together with the Companies would be deemed a “controlled group” within the meaning of Section 4001(a)(14) of ERISA (an “ERISA Affiliate”), for the benefit of any current or former director, officer, employee or independent contractor of the Companies or any ERISA Affiliate (collectively, “Business Employees”) or with respect to which either of the Companies has or may have a liability, other than those listed on Section 3.13(a) of the Companies Disclosure Schedules (the “Benefit Plans”). Except as disclosed in Section 3.13(a) of the Companies Disclosure Schedules, neither the Companies nor any ERISA Affiliate has adopted or announced any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would materially increase the liability of the Companies or any ERISA Affiliate to any Business Employee.

(b) Except as set forth in Section 3.13(b) of the Companies Disclosure Schedules, with respect to each Benefit Plan, (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan has received, or an application is pending for, a determination letter from the Internal Revenue Service that such plan so qualifies, and its trust is exempt from taxation under section 501(a) of the Code and neither of the Companies knows of any event that would have an adverse effect on such qualification (or that would cause such plan not to receive such a favorable determination letter); (ii) such plan has been established, operated and administered in all material respects in accordance with its terms and applicable Law; (iii) no breaches of fiduciary duty have occurred; (iv) other than routine claims for benefits, no proceedings or disputes are pending, or, to the knowledge of the Companies, threatened; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred; (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full; (vii) no such plan has incurred or will incur any “accumulated funding deficiency,” as such term is defined in Section 412 of the Code, whether or not waived; (viii) no plan is a “defined benefit plan,” as such term is defined in Section 3(35) of ERISA, or is covered by Section 4063 or 4064 of ERISA; and (ix) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation (or any successor entity thereto) (the “PBGC”), the Internal Revenue Service or other governmental agencies are pending, threatened or in progress (including, without limitation, any routine requests for information from the PBGC).

(c) Neither of the Companies nor any ERISA Affiliate has incurred any liability under Title IV of ERISA since the effective date of ERISA that has not been satisfied in full (including Sections 4063, 4064 and 4069 of ERISA) and to the knowledge of the Companies, no reasonable basis for any such liability exists.

(d) Except as set forth in Section 3.13(d)(i) of the Companies Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not entitle any Business Employee to a severance or any other payment or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Benefit Plan or otherwise limit or restrict the right of the Companies or the Surviving Corporation to merge, amend or terminate any of the Benefit Plans. Except for those individuals as set forth in Section 3.13(d)(ii) of the Companies Disclosure Schedules, no director, officer or other employee of either of the Companies will, as a result of the consummation of the transactions contemplated by this Agreement, be entitled to receive “excess parachute payments” (as such term is defined in Section 280G of the Code). The aggregate amount of all payments and benefits that constitute “parachute payments” (as such term is defined in Section 280G of the Code) payable as a result of the transactions described herein, either along or together with another event such as termination of employment, will not, in the aggregate exceed zero. Except as set forth in Section 3.13(d)(iii) of the Companies Disclosure Schedules, by no later than December 31, 2008, no Business Employee shall have any right to any payment, award or benefit under any Benefit Plan that could give rise to the imposition of any tax on the Business Employee under Section 409A of the Code.

(e) The Companies have delivered or made available to Parent accurate and complete copies of all texts, summary plan descriptions, trust agreements and other related summaries, communications, and agreements including all amendments to the foregoing (and a written description of any unwritten plans or agreements); the two most recent annual reports; the most recent annual and periodic accounting of plan assets; the most recent determination letter received from the Internal Revenue Service; and the two most recent actuarial reports, to the extent any of the foregoing may be applicable to a particular Benefit Plan.

(f) Each individual who renders services to the Companies who is classified by the Companies, as having the status of an independent contractor or other non-employee status for any purpose (including for purposes of taxation and tax reporting and under Benefit Plans) is properly so characterized.

(g) None of the Benefit Plans provide for postretirement welfare benefits (other than those required to be provided under Section 4980B of the Code) to be provided to any Business Employee now or in the future, and neither of the Companies has any obligation to make payment to or with respect to any former Business Employee pursuant to any previous retiree medical benefit.

Section 3.14 Compliance with Laws; Permits.

(a) Compliance with Laws. (i) Each of the Companies has conducted its business, and is, in compliance with all Orders and Laws and corporate policies applicable thereto and (ii) no notice, Action or assertion has been received by the Companies or, to the knowledge of either of the Companies, has been filed, commenced or threatened against the Companies alleging any violation of any Law applicable to it or by which its properties are bound or affected.

(b) Companies Permits. Each of the Companies holds all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities necessary for the lawful conduct of its business except where the failure to hold the same individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect (collectively, the “Company Permits”). Section 3.14(b) of the Companies Disclosure Schedules sets forth a true and complete list of all Companies Permits. To the knowledge of the Companies, each of the Companies is in compliance in all material respects with the terms of all Company Permits. Neither of the Companies has received written notice from any Governmental Authority that either of the Companies is or may become a party to or subject to any proceeding seeking to revoke, suspend or otherwise limit any such Company Permit.

Section 3.15 Environmental Matters. Except as disclosed in Section 3.15 of the Companies Disclosure Schedules, (i) both of the Companies are, and at all times prior, were in compliance with all applicable Environmental Laws except for instances of non compliance that have been resolved prior to the date of this Agreement, (ii) no notice, notification, demand, request for information, citation, summons or Order has been received by, no complaint has been filed against or received, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, either of the Companies with respect to any matters relating to or arising out of any Environmental Law that has not been resolved prior to the date of this Agreement, (iii) no Hazardous Substance has been discharged, disposed of, arranged to be disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted, released or threatened to be released at, on, under or form any property or facility now or previously owned, leased or operated by the Companies, and (iv) there are no Environmental Liabilities. For purposes of this Section, the term “Companies” shall include any entity which is, in whole or in part, a predecessor of either of the Companies.

As used in this Agreement, the term “Environmental Laws” means any and all federal, state, local and foreign Law (including common law), Order or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment, natural resources or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

As used in this Agreement, the term “Environmental Liabilities” means any and all liabilities or obligations of or relating to either of the Companies of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (i) arise under or relate to matters covered by Environmental Laws and (ii) arise from or relate to actions occurring or conditions existing on or prior to the Closing Date.

As used in this Agreement, the term “Hazardous Substances” means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

Section 3.16 Companies Material Contracts. All Companies Material Contracts are legal, valid and binding and in full force and effect, except to the extent they have previously expired in accordance with their terms, and are enforceable by the Companies in accordance with their respective terms. The applicable Company has performed in all material respects all obligations required to be performed by it to date under the Company Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder and, to the knowledge of the Companies, no other party to any of the Company Material Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Neither of the Companies has received any communication from any party to a Company Material Contract or on behalf of any such party that either of the Companies is in default under a Company Material Contract or such party intends to cancel, terminate or fail or renew such Company Material Contract. Section 3.16(a) of the Companies Disclosure Schedules contains a complete and correct a list of all the Company Material Contracts. True and correct copies of the Company Material Contracts have been delivered to Parent, except copies of the leases described in clause (a)(xi) of this subsection were not delivered to Parent.

(a) As used in this Agreement, the term “Company Material Contract” means:

(iii) any Contract (other than a Contract described in one of the other provisions of this definition without regard to any percentage or numerical limitation contained therein) that involved annual expenditures during the Company’s fiscal year ended December 31, 2008 by either of the Companies in excess of $25,000 (or involves payments in excess of $25,000 in the aggregate under the Contract) and that is not otherwise cancelable by either of the Companies without any financial or other penalty on 180-days’ or less notice;

(iv) any Contract that contains any express material restriction on the ability either of the Companies to compete or to provide any products or services generally or in any market segment or any geographic area or that would obligate either of the Companies or affiliates to provide its services or products to a counterparty on terms at least as favorable to such counterparty as, or otherwise by comparison to, those which are offered to any other counterparty;

(v) any Contract or arrangement (other than between or among the Companies) under which either of the Companies has (i) incurred any indebtedness for borrowed money that is currently outstanding or (ii) given any guarantee in respect of indebtedness for borrowed money;

(vi) any Contract or license pursuant to which either of the Companies obtains any Company Intellectual Property that are necessary for the marketing, distribution or sale of any of its products or pursuant to which either of the Companies has granted exclusive rights to any Company Intellectual Property;

(vii) any partnership or joint venture agreement to which either the Companies is a party;

(viii) any Contract which is reasonably likely to prohibit or materially delay the consummation of the transactions contemplated by this Agreement;

(ix) any agreement of indemnification;

(x) any agreement which contains a fixed penalty or liquidated damages clause for late performance or other default by either the Companies;

(xi) any agreement with any Business Employee;

(xii) any powers of attorney granted by either of the Companies; and

(xiii) any purchase order or lease for inventory or rental fleet under which either of the Companies is the purchaser or lessee.

Section 3.17 Finders’ Fees. No investment banker, broker, finder, other intermediary or other Person is entitled to any fee or commission from either of the Companies in connection with the consummation of the transactions contemplated by this Agreement.

Section 3.18 Takeover Statutes. To the Companies' knowledge, no “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision the certificate of incorporation or bylaws of either of Company is applicable to the Merger or the other transactions contemplated by this Agreement. Each of the Boards of Directors of the Companies have taken all action so that Parent and Sub will not be prohibited from entering into a “merger” or “business combination” (as such term is used in the DGCL) with the Company as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby.

Section 3.19 Transactions with Affiliates. Except as set forth in Section 3.19 of the Companies Disclosure Schedules, there are no Contracts or transactions between either the Companies, on the one hand, and any (a) executive officer or director of either of the Companies, (b) record or beneficial owner of five percent (5%) or more of the voting securities of either of the Companies or (c) Affiliate of any such executive officer, director or record or beneficial owner, on the other hand. “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person. The term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

Section 3.20 Labor Matters.

(a) Neither of the Companies is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or other labor organization, nor is either of the Companies the subject of any proceeding asserting that either of the Companies has committed an unfair labor practice or seeking to compel it to bargain with any labor union or other labor organization nor has there been since January 1, 2002 or is there pending or, to the knowledge of either of the Companies, threatened any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving either of the Companies.

(b) Since January 1, 2002, neither of the Companies has taken any action that would constitute a “mass layoff,” “mass termination” or “plant closing” within the meaning of the United States Worker Adjustment and Retraining Notification Act (the “WARN Act”) or would otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal Law.

Section 3.21 Payments.

Neither of the Companies has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official, Governmental Authority or other Person, in the United States or any other country, which is in any manner related to the business or operations of either of the Companies which either of the Companies knows or has reason to believe to have been illegal under any federal, state or local Law of the United States or the Laws of any other country having jurisdiction; and neither of the Companies has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers or which violate any applicable Law.

Section 3.22 Disclosure.

The representations and warranties of the Companies herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of the Companies to Parent or Sub as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

Parent and Sub jointly and severally represent and warrant to MOAC and the MOAC Stockholders as set forth below.

Section 4.1 Organization and Power. Parent and Sub are each a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2 Corporate Authorization. Each of Parent and Sub has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except for the affirmative vote of the stockholders of Parent required under the DGCL to approve this Agreement, the Merger and the transactions contemplated by this Agreement, the execution, delivery and performance by Parent and Sub of this Agreement and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action, including by resolution of the Board of Directors of Sub and a duly authorized and appointed special committee of the Board of Directors of Parent, and have been adopted by Parent as the sole stockholder of Sub. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Companies, constitutes a valid and binding agreement of each of Parent and Sub, enforceable against Parent and Sub, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, good faith and fair dealing, regardless of whether in a proceeding at equity or at Law).

Section 4.3 Governmental Authorization. The execution, delivery and performance by Parent and Sub of this Agreement, and the consummation by Parent and Sub of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority other than: (i) the filing of the Certificate of Merger with respect to the Merger with the Secretary of State of the State of Delaware; (ii) filings and notices not required to be made or given until after the Effective Time; and (iii) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair the ability of Parent or Sub to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

Section 4.4 Non-Contravention. The execution, delivery and performance by Parent and Sub of this Agreement do not, and the consummation by Parent and Sub of the transactions contemplated hereby will not: (i) contravene or conflict with any provision of each of Parent’s and Sub’s certificate of incorporation and bylaws; (ii) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to Parent or Sub; (iii) constitute a default (or an event which with notice, lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or Sub under (A) any provision of any material Contract binding upon Parent or Sub or (B) any material license, franchise or permit held by Parent or Sub; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Sub, other than, in the case of clauses (ii), (iii) and (iv), any such contraventions, conflicts, violations, defaults, rights of termination, cancellation or acceleration or Liens that individually or in the aggregate would not reasonably be expected to impair the ability of Parent or Sub to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement or any amendment or supplement thereto will contain, at the date the Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Parent and at the time of the Stockholders Meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.6 Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened against or affecting, Parent or Sub or any of their respective properties which, individually or in the aggregate, would reasonably be expected to impair the ability of Parent or Sub to perform their obligations hereunder, or prevent, impede, interfere with or hinder or delay the consummation of the transactions contemplated hereby.

Section 4.7 Finder's Fees. The Companies will not be responsible for any fee or commission to any investment banker, broker, finder, other intermediary or other Person upon consummation of the transactions contemplated by this Agreement based on arrangements made by or on behalf of Parent or Sub.

Section 4.8 Sub. Sub is a newly-formed wholly-owned Subsidiary of Parent that has engaged in no business activities other than as specifically contemplated by this Agreement.

Section 4.9  Public Filings.

All required forms, reports, statements and documents of Parent filed with the Commission as required under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively the "Parent Reports"), have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Parent as of and for the six months ended June 30, 2007 and the quarters ended since June 30, 2007 (collectively the "Financial Statements") included or incorporated by reference in the Parent Reports were prepared in accordance with GAAP (except, as to the quarterly financials, for normal year-end adjustments), and present fairly the financial position, results of operations and changes in financial position of Parent and its consolidated subsidiaries as of the dates and for the periods indicated. Except as noted in the opinions contained in the Financial Statements, such Financial Statements and opinions were rendered without qualification or exception and were not subject to any contingency.

Section 4.10 Valid Issuance

When issued in accordance with this Agreement , the shares of Parent Common Stock included as part of the Merger Consideration will be duly authorized, validly issued, fully paid and non assessable and not issued in violation of, nor subject to, preemptive rights or similar rights.

Section 4.11 Disclosure.

The representations and warranties of Parent and Sub herein or in any document, exhibit, statement, certificate or schedule furnished by or on behalf of Parent or Sub to the Companies as required by this Agreement, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 5
COVENANTS

Section 5.1 Interim Operations of the Companies. Each of the Companies covenants and agrees that, except (i) as expressly provided in this Agreement, (ii) with the prior written consent of Parent, or (iii) as set forth in Section 5.1 of the Companies Disclosure Schedules, after the date hereof and prior to the Effective Time:

(a) Except for any payment by the Companies (including prepayment) of Indebtedness prior to the Effective Time, the business of the Companies shall be conducted in the ordinary course of business consistent with past practice and the Companies shall use all reasonable efforts to preserve their respective business organizations intact and maintain their respective existing relations with material customers, suppliers, employees, creditors and business partners;

(b) Neither of the Companies shall, directly or indirectly, split, combine or reclassify its outstanding common stock;

(c) Neither of the Companies shall: (i) amend or propose to amend its articles or certificate of incorporation or bylaws or similar organizational documents; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (iii) issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of MOAC or Pac-Van, other than issuances of MOAC Common Stock pursuant to exercises of MOAC Stock Options; (iv) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than the sale of assets in the ordinary course consistent with past practice; or (v) except for the redemption of the Warrants as required by Section 2.4(e) hereof, redeem, purchase or otherwise acquire directly or indirectly any of its capital stock;

(d) the Companies shall not: (i) grant any increase in the compensation (whether annual base salary or wages or bonus opportunities or amounts) payable or to become payable by the Companies to any Business Employee (excluding executive officers who shall be given no increases) other than scheduled annual merit increases in annual base salary or wages in the ordinary course of business consistent with past practice in an amount not to exceed 4% in the aggregate for all such Business Employees given such scheduled increases; (ii) adopt or enter into any new, or amend or otherwise increase or terminate, or accelerate the payment or vesting of the amounts payable or to become payable under any existing, bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement or redeem, pay for or offer any consideration for stock options (provided, however, the Companies may accelerate the vesting of any stock options granted during 2006); (iii)  hire any new officers, executives or employees at or above the level of vice president (except to replace an officer, executive or employee) or terminate the employment of any officers, executives or employees at or above the level of vice president (except for cause), or promote any officers, executives or employees to, or at or above the level of, vice president (except to replace an officer, executive or employee);

(e) the Companies shall not permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated;

(f) the Companies shall not: (i) incur or assume any debt under the Credit Facility in excess of Eighty-Six Million Dollars ($86,000,000) or any debt under the Senior Subordinated Loan in the principal amount in excess of Twenty-Five Million Dollars ($25,000,000); (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Person (other than the Companies); (iii) make any loans, advances or capital contributions to, or investments in, any other Person; or (iv) make any capital expenditure or commitment therefor other than in the ordinary course of business consistent with past practice and in accordance the Company’s budgeted capital expenditures for calendar year 2008 set forth in Section 5.1 of the Companies Disclosure Schedules;

(g) the Companies shall not change any of the accounting methods, policies, procedures, practices or principles used by it unless required by GAAP;

(h) the Companies will not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Companies other than the Merger;

(i) the Companies shall not merge or consolidate with any other Person or Persons, acquire assets or capital stock of any Person or Persons with aggregate purchase price in excess of Ten Million Dollars ($10,000,000) (which calculation of purchase price shall include the assumption of Indebtedness) (other than the acquisition of inventory in the ordinary course of business consistent with past practice) or sell, license or otherwise dispose of any of its assets or business (other than the sales of inventory in the ordinary course of business consistent with past practice);

(j) the Companies shall not enter into any joint venture, partnership or other similar arrangement;

(k) the Companies shall not (i) enter into any Contract that if existing on the date hereof would be a “Company Material Contract” other than Contracts with suppliers and customers in the ordinary course consistent with past practice, (ii) terminate, amend, supplement or modify in any material respect any Company Material Contract to which either of the Companies is a party, (iii) waive, release, cancel, allow to lapse, convey, encumber or otherwise transfer any rights or claims under any Company Material Contract, (iv) change incentive policies or payments under any Company Material Contract existing on the date hereof or entered into after the date hereof, or (v) enter into any Contract relating to the disposition of assets and/or capital stock except as permitted by Section 5.5;

(l) the Companies shall not settle or compromise any (i) material Action, whether administrative, civil or criminal, in law or in equity or (ii) any claim under any insurance policy for the benefit of the Companies;

(m) the Companies shall not waive or fail to enforce any provision of any confidentiality agreement or standstill or similar agreement to which it is a party;

(n) the Companies shall not make or change any elections with respect to Taxes, amend any Tax Returns, change any annual Tax accounting period, adopt or change any Tax accounting method, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Companies, take any action that would have the effect of deferring any liability for Taxes to any taxable period ending after the Closing Date, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(o) the Companies shall not pay, discharge or satisfy any claim, liability or obligation (including contingent claims, liabilities and obligations), other than in the ordinary course of business consistent with past practice; provided, however, the Companies shall pay accounts payable and other obligations when they become due and payable in the ordinary course of business consistent with past practices;

(p) the Companies shall not enter into any material line of business other than the line of business in which the Companies are currently engaged as of the date of this Agreement;

(q) the Companies shall not engage in any material transaction with any officer, director, stockholder of MOAC or other Affiliate of MOAC or any of its Subsidiaries;

(r) the Companies shall maintain their respective books of account and records in the usual and ordinary manner, and in conformity with its past practices;

(s) the Companies shall deliver to Parent any notice of default or breach by any party to any Company Material Contract or Indebtedness of the Companies;

(t) the Companies shall withhold all Taxes required to be withheld and remitted by or on behalf of the Companies in connection with amounts paid or owing to any employee or other Person, and pay such Taxes to the proper Governmental Authority or set aside such Taxes in accounts for such purpose; and

(u) the Companies will not enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the actions prohibited under the foregoing clauses (b) through (p) above).

Section 5.2 Access to Information.

(a) The Companies shall afford, and shall cause its stockholders, affiliates, subsidiaries, officers and agents to afford, Parent and the officers, employees, accountants, counsel, financing sources and other representatives of Parent, reasonable access, during normal business hours, during the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including any Tax Returns or other Tax related information pertaining to the Companies), personnel (including outside accountants and attorneys), business, customers and suppliers, and, during such period, the Companies shall furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding any of the foregoing, neither Parent nor any of its employees, accountants, counsel, financing sources or other representatives shall contact any stockholders, employees (other than Ted Mourouzis), agents, customers, suppliers or vendors of a Company regarding a Company or the transactions contemplated by this Agreement without the prior written consent of Ted Mourouzis, which consent shall not be unreasonably withheld.

(b) Parent shall have provided to Ronald L. Havner, Jr. (“Havner”), management of Pac-Van and representatives of the stockholders of MOAC access to management of Parent and such due diligence regarding Parent reasonably requested by such persons.

(c) No investigation pursuant to Section 5.2(a) or (b) shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties

Section 5.3 Regulatory and Consent Matters.

(a) As soon as practicable after the date of this Agreement, the Companies shall make all necessary notifications, filings with or applications to any Governmental Authority and submit requests for consents under Contracts required in order to complete the transactions contemplated by this Agreement.

(b) As soon as practicable after the date of this Agreement, the Companies shall make all necessary notifications under the WARN Act.

(c) Subject to Section 5.6, each of the Companies and Parent shall (i) use its commercially reasonable efforts to diligently prosecute all notices, filings, applications or requests made pursuant to Section 5.3, (ii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation or prosecution of any such notices, filings, applications or requests and (iii) keep the other parties promptly apprised of any communications with, and inquiries or requests for information from, such Governmental Authorities or third parties with respect to the transactions contemplated hereby.

Section 5.4 Employee Matters. All provisions contained herein with respect to Business Employees, Benefit Plans, and any rights thereunder are included for the sole benefit of Parent and the Companies and shall not create any right (i) in any other Person, including, without limitation, any Business Employees or any beneficiary thereof or (ii) to continued employment of any Business Employee with the Surviving Corporation on or after the Effective Time.

Section 5.5 Stock Options. Upon the Closing the Compensation Committee of Parent shall grant non-qualified stock options to acquire up to 400,000 shares of Parent Common Stock to certain employees of Pac-Van with such terms and conditions as the Compensation Committee shall approve.

Section 5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable Laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Notwithstanding the foregoing, the parties hereby agree and acknowledge that commercially reasonable efforts under this Section 5.6 or under Section 5.3 shall not require, or be construed to require, Parent or the Companies or other affiliates to (i)(A) offer, sell or hold separate pending divesture, or agree to offer, sell or hold separate pending divestiture, or (B) consent to any such offer, sale, holding or agreement, before or after the Effective Time, of any businesses, operations or assets, or interests in any businesses, operations or assets, of Parent, the Companies or the Surviving Corporation (or any of their respective affiliates), or (ii) take or agree to take any other action or agree or consent to any limitation or restrictions on or changes in any such businesses, operations or assets of Parent, the Companies or the Surviving Corporation (or any of their respective affiliates). In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Parent, Sub and MOAC shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

Section 5.7 Publicity. Except as required by Law in connection with obtaining any stockholder approval, so long as this Agreement is in effect, prior to Closing, neither of the Companies, on the one hand, nor Parent or Sub, on the other hand, shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, except as may be required by Law or pursuant to the obligations of any party hereto under a listing agreement with any national securities exchange, and in such case shall use all reasonable efforts to consult with the other party prior to such release or announcement being issued.

Section 5.8 Notification of Certain Matters. The Companies shall give prompt notice to Parent of (a) the occurrence, or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty of the Companies contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any material failure of either of the Companies to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. In addition, the Companies shall give prompt notice to Parent of any communication received by the Companies from, or on behalf of, any party to a Company Material Contract that such party intends to cancel, terminate or fail or renew such Company Material Contract. Parent shall give prompt notice to the Companies of (i) the occurrence, or non occurrence of any event the occurrence or non occurrence of which would cause any representation or warranty of Parent and Sub contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.9 Parent Stockholders Meeting.

(a) Parent shall:

(i) take all action, in accordance with the DGCL and all other applicable Law and Parent's charter documents, necessary to duly call, give notice of, hold and convene a special meeting of holders of Parent Common Stock as soon as practicable after the date of this Agreement, to consider and vote on the approval of this Agreement and the Merger and the issuance of the Parent Common Stock issuable pursuant to this Agreement (collectively, the "Proposals") (the “Stockholders Meeting”);

(ii) include in the Proxy Statement the recommendation of its Board of Directors that the stockholders of Parent vote in favor the Proposals; and

(iii) use its commercially reasonable efforts to solicit from all stockholders of Parent approval of the Proposals and take all other actions reasonably necessary, or in the reasonable judgment of Parent advisable, to secure the approval of the Proposals by Parent’s stockholders under applicable Law.

(b) As promptly as reasonably practicable following the date hereof, Parent shall file with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended, and shall use commercially reasonable efforts to have cleared by the Commission, proxy solicitation materials (including a proxy statement and related form of proxy) with respect to the Stockholders Meeting. Parent shall cause the proxy solicitation materials to be mailed to the holders of Parent Common Stock as promptly as practicable after approval thereof by the Commission. The term “Proxy Statement” shall mean such proxy statement and all amendments or supplements thereto, if any, similarly mailed. The Companies will provide Parent with any information that may be reasonably requested in order to effectuate the preparation and mailing of the Proxy Statement pursuant to this Section 5.9. Parent will provide the Companies and its counsel with a reasonable opportunity to review the Proxy Statement prior to its mailing and shall include in such document or response all comments reasonably proposed by the Companies. The Proxy Statement shall include a recommendation of the Board of Directors to approve the proposals set forth in the Proxy Statement.

(c) Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Companies or Parent, as the case may be, will promptly inform the other party of such occurrence and Parent shall mail to the holders of Parent Common Stock such amendment or supplement. Each of Parent and the Companies shall cooperate with respect to, and Parent shall provide the Companies (and their counsel) with a reasonable opportunity to review and comment on, any amendment or supplement to the Proxy Statement. The information provided and to be provided by Parent, Sub and the Companies, respectively, for use in the Proxy Statement shall not contain, on the date the Proxy Statement is first mailed to the holders of Parent Common Stock and on the date of the Parent's stockholders meeting, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Companies, Parent and Sub each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect.

Section 5.10 Cooperation.

(a) Without limiting the generality of Section 5.3, Parent and the Companies shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Proxy Statement and (ii) in seeking any necessary actions, consents, approvals or waivers of any Governmental Authority or third parties as contemplated hereby or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers if necessary.

(b) Without limiting the generality of Section 5.2 and Section 5.3, prior to the Closing, each of the Companies shall provide and shall use its reasonable best efforts to cause its officers, employees, representatives and advisors, including legal and accounting, of the Companies to, provide all cooperation reasonably requested by Parent in connection with the financing of the transactions contemplated by this Agreement, including, without limitation, using reasonable best efforts to cause (i) appropriate officers and employees to be available on a customary basis to meet with prospective lenders and investors in presentations, meetings, road shows and due diligence sessions, to assist with the preparation of disclosure documents in connection therewith, to execute and deliver any pledge and security documents, other definitive financing documents, or other certificates, legal opinions or documents as may be reasonably requested by Parent and (ii) its independent accountants and counsel to provide assistance to Parent, including providing consent to Parent to prepare and use their audit reports relating to the Companies, at the cost of Parent, to provide any necessary “comfort letters”.

Section 5.11 Appraisal Rights Expenses. In the event there are Dissenting Shares with respect to the Merger, the Surviving Corporation shall pay for all expenses incurred to resolve the liability of the Companies to the holders thereof.

Section 5.12 Confidentiality. Each of the parties to this Agreement shall hold, and shall cause its officers, employees, agents and representatives, including, without limitation, attorneys, accountants, consultants and financial advisors (collectively "Representatives") who obtain such information to hold, in confidence, and not use for any purpose other than evaluating the transactions contemplated by this Agreement, any information (“Confidential Information”) of any party to this Agreement or any of the MOAC Stockholders obtained in connection with this Agreement or the transactions contemplated hereby, which for the purposes hereof shall not include any information which (i) is or becomes generally available to the public other than as a result of disclosure by a party to this Agreement or one of its Representatives in violation of its obligations under this subsection, (ii) becomes available to a party to this Agreement or one of its Representatives on a nonconfidential basis from a source, other than the person which alleges the information is confidential or such person's representatives, which has represented that such source is entitled to disclose it or (iii) was known to a party to this Agreement or one of its Representatives on a nonconfidential basis prior to its disclosure to another party to this Agreement or one of its Representatives hereunder. If this Agreement is terminated, at the request of a party to this Agreement, the other party or parties who have received Confidential Information pursuant to this Agreement shall deliver, and cause its Representatives to deliver, all Confidential Information to the party disclosing such Confidential Information that is recorded in any medium of expression (including copies or extracts thereof).

Section 5.13 No Shop. Neither the Companies nor any of the officers, directors, affiliates, representatives or agents of the Companies will directly or indirectly negotiate, cooperate in any manner with any other Person to facilitate, or agree to, any sale of stock or assets of the Companies (other than sales of inventory in the ordinary course of business) or any other transaction which would result in a change in control or have the effect, directly or indirectly, of frustrating the completion of the Merger on the terms hereof; provided, however, should either of the Companies receive an offer or inquiry regarding such a sale of stock or assets ("Unsolicited Offer") in spite of the agreement in this Section and the Board of Directors of MOAC is advised in good faith by outside legal counsel that their fiduciary duty requires consideration of such Unsolicited Offer, then the Companies may consider such Unsolicited Offer and provide the offeree information. Upon receipt of any Unsolicited Offer, the Companies will each promptly notify Parent orally and in writing that an Unsolicited Offer was made and, unless the Companies are advised in good faith in writing by counsel that to do so would violate a binding obligation of confidentiality or non-disclosure to which the Companies may be bound and was entered into prior to the date hereof, provide to Parent a copy of the Unsolicited Offer, reasonable detail regarding the nature of such Unsolicited Offer and the Companies’ response thereto.

Section 5.14 MOAC Stockholder Approval. The MOAC Stockholders hereby agree to approve the Merger and the consummation of the transactions contemplated by this Agreement by written consent (the “Written Consent”) immediately following the execution and delivery of this Agreement by all parties hereto and to deliver to Parent a certified copy of such Written Consent. The MOAC Stockholders hereby agree, as stockholders, not to revoke, or take any other action to negate or cancel, such Written Consent.

Section 5.15 Tax Free Reorganization. The Merger is intended to qualify as a “reorganization” as described in Section 368 of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code and none of Parent, Sub or MOAC shall take a position on any tax return or other statement or report to any government or taxing authority inconsistent with such intention unless required to do so by applicable Tax law.

Section 5.16 Limitation on Liability of MOAC Stockholders. Notwithstanding anything to the contrary contained herein, the MOAC Stockholders shall not have any liability prior to the Closing for a breach of this Agreement by either Company. The provisions of this Section 5.16 shall not affect the covenants of the MOAC Stockholders set forth in this Agreement, including, without limitation, the indemnification provisions set forth in Article 7 hereof.

SECTION 6
CONDITIONS

Section 6.1 Conditions to the Obligations of Each Party. The obligations of the Companies, on the one hand, and Parent and Sub, on the other hand, to consummate the Merger are subject to the satisfaction of the following conditions:

(a) any notification period under the WARN Act shall have expired;

(b) all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by this Agreement shall have expired or been terminated and any filing with, or consent of, any Governmental Authority or third party necessary to complete the Merger in compliance with all Laws and all Contracts applicable to the Companies shall have been made or obtained;

(c)  each of the Companies, Parent and Sub shall reasonably believe that (i) the Merger will qualify as a “reorganization” as described in Section 368 of the Code and (ii) this Agreement constitutes a “plan of reorganization” within the meaning of the regulations promulgated under Section 368 of the Code;

(d) no Action before, or investigation, by any Governmental Authority shall have been commenced, no Governmental Authority shall have issued any Order, decree or ruling and no Action by any Governmental Authority or any other Person shall have been filed against Parent, the Companies or Sub seeking to restrain, enjoin, rescind, prevent or change the transactions contemplated hereby or questioning the enforceability, validity or legality of any of such transactions or seeking damages in connection with any of such transactions and there shall not be any statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the Merger;

(e) Every party who receives Merger Consideration pursuant to this Agreement shall have executed and delivered to Parent the general release substantially in the form of Exhibit F attached hereto;

(f) Pac Van and the lenders under the Credit Facility shall have entered into amendments to the agreements governing the Credit Facility which (i) consent to the Merger, (ii) consent to the “change of control” contemplated by the Merger and the transactions contemplated by this Agreement, (iii) increase the “permitted payments” to permit the payment of an annual management fee of One Million Five Hundred Thousand Dollars ($1,500,000) to Parent and to permit the payment of all sums owed under the Holdback Note, (iv) provide for a Thirty Million Dollar ($30,000,000) increase in commitments from the lenders under the Credit Facility, (v) establish June 30 as the fiscal year end of Pac-Van and the Affiliates of Pac-Van, (vi) shall not require Pac-Van or any other party to pay to the lenders under the Credit Facility or any other party fees, costs or expenses except as agreed in writing by Pac-Van and such lenders prior to the date of this Agreement and (vii) other than changes set forth in this Section 6.1(f), shall not amend or alter the terms and conditions governing the Credit Facility as of the date of this Agreement; and

(g) All of the parties to the agreements governing the Senior Subordinated Loan shall have entered into amendments to such agreements which (i) permit the increase of the lenders’ commitments under the Credit Facility as contemplated by Section 6.1(f), (ii) consent to the “change of control” contemplated by the Merger and the transactions contemplated by this Agreement, (iii) increase the “permitted payments” to permit the payment of an annual management fee of One Million Five Hundred Thousand Dollars ($1,500,000) to Parent and to permit the payment of all sums owed under the Holdback Note, (iv) establish June 30 as the fiscal year end of Pac-Van and the Affiliates of Pac-Van, (v) shall not require Pac-Van or any other party to pay to SPV Capital or any other party fees, costs or expenses except as agreed in writing by Pac-Van and SPV Capital prior to the date of this Agreement, (vi) restate all documents to which MOAC is a party to reflect that the Surviving Corporation is the party to such agreements and (vii) other than changes set forth in this Section 6.1(g), shall not amend or alter the terms and conditions governing the Senior Subordinated Loan as of the date of this Agreement.

Section 6.2 Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further conditions:

(a) the representations and warranties of the Companies shall have been true and accurate in all respects (in the case of any representation or warranty containing any materiality or Material Adverse Effect qualification) or in all material respects (in the case of any representation or warranty without any materiality or Material Adverse Effect qualification) as of the date of this Agreement and the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period); notwithstanding the foregoing, it is acknowledged and agreed by the Companies that the failure of any of the representations and warranties set forth in Section 3.11(b) and Section 3.14(a) to be true and correct shall be deemed incorrect in a material respect; provided, however, that if Parent reasonably determines that a verbal statement by a Governmental Authority constitutes a threat of criminal charges by a Governmental Authority against any employee of the Companies with respect to actions taken in the scope of his or her duties or against the Companies or a threat that the Companies would be subject to a governmental order or a party to a settlement agreement or corporate integrity agreement with a Governmental Authority that would, after the Closing, apply to any of the businesses, properties or assets of the Companies, Parent or any of Parent's affiliates, the Companies shall have thirty (30) days to cure the facts or circumstances which are a basis for such charge or agreement but only if such cure eliminates such charge or agreement; provided, further, that such cure period may be extended by mutual agreement of the parties hereto; provided, further, that notwithstanding the foregoing, any such cure period shall automatically terminate two business days prior to the Outside Date. At any time prior to the Closing, the Companies shall be entitled to deliver to Parent and Sub revised Companies Disclosure Schedules (the “Revised Companies Disclosure Schedules”). If the Revised Companies Disclosure Schedules are delivered to Buyers and the Closing occurs, the representations and warranties set forth herein shall be subject to the Revised Companies Disclosure Schedules, and the term “Companies Disclosure Schedules” shall mean the Companies Disclosure Schedules attached hereto as modified by the Revised Companies Disclosure Schedules;

(b) the Companies shall have performed in all material respects its obligations hereunder required to be performed by it at or prior to the Effective Time;

(c) the Companies shall have furnished Parent with a certificate dated the Closing Date to the effect that the conditions set forth in Section 6.2(a) and (b) have been satisfied;

(d) at a meeting of the stockholders of Parent duly called and held for such purpose, the holders of a majority of the Parent Common Stock present and entitled to vote at such meeting shall have approved by affirmative vote the Proposals;

(e) the ratio (expressed as a percentage) equal to the aggregate number of Shares held by Persons who have perfected their appraisal rights pursuant to the DGCL divided by the aggregate number of Shares issued and outstanding immediately prior to the Closing shall not be greater than 10%;

(f) the Companies shall have delivered to Parent evidence reasonably satisfactory to Parent of the resignation of all directors of the Companies effective at the Effective Time;

(g) since December 31, 2007, there shall not have been any material adverse change in the financial condition, operating profits, backlog, assets, liabilities, operations, business prospects, applicable regulations, employee relations or customer or supplier relations of the Companies;

(h) the Companies shall have delivered to Parent a copy of the resolutions adopted by the Board of Directors of the Companies approving this Agreement and the Merger, certified by their respective Secretaries;

(i) At the Closing, the Companies shall not have any Indebtedness except as disclosed pursuant to Section 3.2(c) or as permitted under this Agreement; Parent shall have received amendments, satisfactory to Parent, of any agreements between Pac-Van and the employees of Pac-Van which contains provisions triggered by the consummation of the Merger or which would terminate upon the consummation of the Merger;

(j) each stockholder who will receive shares of Parent Common Stock as part of the Merger Consideration and Parent shall have executed and delivered that certain Stockholders Agreement substantially in the form of Exhibit D attached hereto;

(k) Theodore Mourouzis and Pac-Van shall have executed and delivered that certain First Amendment to Employment Agreement substantially in the form of Exhibit E attached hereto;

(l) All MOAC Stock Options shall have been exercised or terminated pursuant to this Agreement;

(m) The Companies shall have current assets (including cash) minus current liabilities, including unearned revenue (“Working Capital”) at Closing, not more negative than negative Four Million Dollars ($4,000,000) less the amount of accounts payable associated with each modular building project sale greater than $500,000 that has not been invoiced as of the Closing;

(n) The Companies shall have delivered to Parent a certificate setting forth the Working Capital of the Companies as of the Closing (the “Working Capital Certificate”), and Parent shall have approved the Working Capital Certificate;

(o) Each of the MOAC Stockholders shall have executed and delivered to Parent the Pledge Agreement substantially in the form of Exhibit B;

(p) Parent and Sub, in their sole discretion, shall have approved the Revised Companies Disclosure Schedules; and

(q) The Companies shall have delivered to Parent the Written Consent executed by all holders of Class A Common Stock of MOAC.

Section 6.3 Conditions to the Obligations of the Companies. The obligations of the Companies to consummate the Merger are subject to the satisfaction (or waiver by MOAC) of the following further conditions:

(a) the representations and warranties of Parent and Sub shall be true and accurate as of the date of this Agreement and the Effective Time as if made at and as of such time (except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct would not individually or in the aggregate reasonably be expected to materially impair the ability of Parent and Sub to consummate the Merger and the other transactions contemplated hereby;

(b) each of Parent and Sub shall have performed in all material respects all of the respective obligations hereunder required to be performed by Parent or Sub, as the case may be, at or prior to the Effective Time;

(c) Parent shall have furnished the Company with a certificate dated the Closing Date signed on its behalf by an officer to the effect that the conditions set forth in Section 6.3(a) and (b) have been satisfied;

(d) the board of directors of Parent shall have elected Havner to serve on the board of directors of Parent as a class C director (who would stand for reelection at the Parent annual stockholder meeting in 2009) effective immediately after the Effective Time and Parent shall have entered into an indemnification agreement with Havner substantially similar to the agreements with existing directors of Parent;

(e) the lenders under the Senior Subordinated Loan shall agree that no consent, closing or similar fees shall be payable from the Companies or Parent to the lenders in connection with the Merger and Pac-Van shall be responsible for reimbursing the lenders for reasonable legal fees and expenses incurred by lenders in connection with the Merger in an amount not to exceed $50,000;

(f) each stockholder who will receive shares of Parent Common Stock as part of the Merger Consideration and Parent shall have executed and delivered that certain Stockholders Agreement substantially in the form of Exhibit D attached hereto;

(g) since December 31, 2007, there shall not have been any material adverse change in the financial condition or results of operations, assets or liabilities of Parent;

(h) Parent and Sub shall have delivered to MOAC Stockholders an excerpt of the resolutions adopted by the Board of Directors of Sub and the special committee of the Board of Directors of Parent approving this Agreement and the Merger, certified by their respective Secretaries;

SECTION 7
SURVIVAL; INDEMNIFICATION

Section 7.1 Survival.

(a) Representations of Parent. The representations and warranties contained in Sections 4.4(i), 4.9 and 4.10 and the first two sentences of Section 4.2 are referred to herein as the "Parent Excluded Representations." (i) All representations and warranties made by Parent and Sub in this Agreement or any document or certificate delivered pursuant hereto by Parent or Sub shall survive the Closing for a period ending twenty (20) months after the Closing Date, (ii) the Parent Excluded Representations shall survive the Closing for a period ending on the third anniversary of the Closing Date and (iii) any claim for indemnification related to a breach of representation and warranty which constitutes fraud or involves intentional tortious conduct shall survive until the period ending on the fifth anniversary of the Closing.  The right of any Company Indemnified Person to recover Losses on any claim for a breach of representation and warranty shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given by the Company Indemnified Person to the Parent prior to such termination.

(b) Representations of the Companies. The representations and warranties contained in Sections 3.3(b), 3.5(i), 3.12, 3.15, the first three sentences of Section 3.3(a), the last sentence of Section 3.9(b), the last sentence of Section 3.9(c) and the second sentence of Section 3.10 are referred to herein as the "Company Excluded Representations." (i) All representations and warranties made by either Company in this Agreement or any document or certificate delivered pursuant hereto by either Company, other than the Company Excluded Representations, shall survive the Closing for a period ending twenty (20) months after the Closing Date, (ii) the Company Excluded Representations shall survive the Closing for a period ending on the third anniversary of the Closing Date and (iii) any claim for indemnification related to a breach of representation and warranty which constitutes fraud or involves intentional tortious conduct shall survive until the period ending on the third anniversary of the Closing. The right of any Parent Indemnified Person to recover Losses on any claim for a breach of representation and warranty shall not be affected by the termination of any representations and warranties as set forth above provided that notice of the existence of such claim has been given by the Parent Indemnified Person to the MOAC Stockholders prior to such termination.

Section 7.2 Post-Closing Indemnification.

(a) Indemnification by MOAC Stockholders. From and after the Closing, and subject to the limitations herein, the MOAC Stockholders, severally (in the manner provided in Section 7.2(b)(iii) hereof) but not jointly, shall indemnify and hold harmless the Surviving Corporation, Sub and Parent and their directors, officers, employees, agents, Affiliates, successor and assigns (each a “Parent Indemnified Person" and, collectively, the “Parent Indemnified Persons”) for, from, and against, and pay and reimburse each Parent Indemnified Person for, all demands, claims, Actions or causes of action, Orders, obligations, deficiencies, proceedings (formal or informal) assessments, Tax, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties, disbursements and expenses (including any fees and costs of attorneys and accountants) not otherwise paid by or recovered from an applicable policy (or policies) of insurance (collectively, “Losses”) (i) arising out of the breach of any representation or warranty of either of the Companies contained in or made pursuant to this Agreement, or (ii) arising out of the breach by either of the Companies, or the failure by either of the Companies to perform, any of the covenants or other agreements contained in this Agreement or any other agreement executed by either of the Companies in connection with this Agreement to be performed by either of the Companies prior to or at the Closing, or arising out of a breach, or failure to perform by a MOAC Stockholder of any of its covenants or other agreements contained in this Agreement or any other agreements executed by such MOAC Stockholder, or (iii) provided that written notice of such claim is delivered to the MOAC Stockholders prior to twenty (20) months after the Closing Date, relating to any liabilities or obligations of either of the Companies, whether known, unknown, contingent or otherwise, (A) owed for any period ending on or before the Closing Date or (B) arising from facts or circumstances existing prior to the Closing, except, in both cases, liabilities or obligations disclosed in the Companies Disclosure Schedules, accrued liabilities included in the calculation of the Working Capital set forth in the Working Capital Certificate, forward commitments to purchase rental fleet set forth in the Companies Disclosure Schedules and any contingent liability under any Contract entered into prior to the Closing which arises solely due to events which occur after the Closing. With respect to any Losses potentially recoverable under a policy or policies of insurance of Pac-Van, Pac-Van will make a claim with respect thereto under the applicable insurance policy or policies if the Losses in question are covered in whole or in part by such insurance policy or policies. If a MOAC Stockholder pays a Loss which is subsequently also paid under such insurance, then Parent will reimburse such MOAC Stockholder for payment of the insured Loss up to the amount it receives from the insurance company less expenses and fees incurred in connection with obtaining such payments from the insurer, but only if there are no pending indemnification claims. Notwithstanding anything to the contrary contained herein, the MOAC Stockholders shall have no indemnification obligation of any kind for any taxes payable by Pac-Van or the Surviving Corporation as a result of the Merger.

(b) Limitations on Indemnity by MOAC Stockholders. If any Parent Indemnified Person becomes potentially entitled to any indemnification for Losses pursuant to Section 7.2(a) of this Agreement, the amount that such Parent Indemnified Person is entitled to recover in connection therewith shall nevertheless be limited as follows:

(i) No Losses shall be payable for a claim under Section 7.2(a) until the total of all Losses under claims under Section 7.2(a) exceed $500,000 (the “Deductible”), it being understood that all Losses shall accumulate until such time or times as the aggregate of Losses exceed the Deductible, whereupon the Parent Indemnified Persons shall be entitled to indemnification hereunder for all Losses including those up to the Deductible; provided, however, the Deductible shall not apply to Losses relating to a breach of any representation and warranty which constitutes fraud or involves intentional tortious conduct, and

(ii) The maximum amount payable by each MOAC Stockholder for Losses under Section 7.2(a) shall be (A) the value of the Pledged Shares, if any, issued to such MOAC Stockholder (assuming a per share price of $7.50) and (B) the principal amount of the Holdback Note, if any, issued to such MOAC Stockholder; provided, however, the maximum amount payable by each MOAC Stockholder for Losses under Section 7.2(a) related to claims for a breach of a Company Excluded Representation or a breach of any representation and warranty which constitutes fraud or involves intentional tortious conduct shall be the sum of (1) the value of the Parent Common Stock, if any, issued to such MOAC Stockholder (assuming a per share price of $7.50) plus (2) the principal amount of the Holdback Note, if any, issued to such MOAC Stockholder plus (3) the portion of Cash paid to such MOAC Stockholder.

(iii) Claims for Losses by a Parent Indemnified Person shall be payable pro-rata by each MOAC Stockholder based on the ratio of the maximum amount payable by such MOAC Stockholder for the type of claim at issue to the maximum amounts payable by all MOAC Stockholders for the type of claim at issue. In addition, no MOAC Stockholder shall have any liability or obligations for any covenant of, or a breach by, another MOAC Stockholder hereunder or under any agreement executed in connection herewith.

In addition, the disclosure of any act, omission or event in this Agreement, or in any Schedule, Companies Disclosure Schedules or Exhibit of this Agreement, or in any agreement executed in connection with this Agreement, shall not be a defense to a MOAC Stockholder from, or serve as any limitation on any Parent Indemnified Person to make, claims under Section 7.2(a)(ii), nor shall any knowledge or information of, or acquired by or on behalf of, Parent or Sub through due diligence from, or serve as any limitation on any Parent Indemnified Person to make, claims under this Agreement.

(c) Indemnification by Parent. From and after the Closing, and subject to the limitations herein, Parent shall indemnify and hold harmless each MOAC Stockholder and his or its respective shareholders, partners, directors, officers, employees, agents, Affiliates, successors and assigns (each a “Company Indemnified Person” and, collectively, the “Company Indemnified Persons”) for, from, and against, and pay and reimburse each Company Indemnified Person for, all Losses (i) arising out of the breach of any representation or warranty of Parent or Sub contained in or made pursuant to this Agreement (except as provided in this last sentence of this subsection (c)), (ii) arising out of the breach by Parent or Sub, or the failure by Parent, Sub or Surviving Corporation to perform, any of the covenants or other agreements contained in this Agreement or any other agreement executed by Parent, Sub or Surviving Corporation in connection with this Agreement to be performed by Parent, Sub or Surviving Corporation prior to, at or after the Closing or (iii) arising out any claim brought by a stockholder of Parent (other than a party issued Parent Common Stock pursuant to this Agreement) relating to the Merger, other than any of the following claims, for which Parent will have no duty to indemnify any Company Indemnified Person: any claim arising in connection with fraud, intentional tortious conduct or an allegation that either of the Companies or any officer, director, stockholder or employee of either of the Companies provided information in Companies Disclosure Schedules or the Revised Companies Disclosure Schedule or information used in or in the preparation of the Proxy Statement which contained any untrue statement of a material fact or which omitted any material fact necessary in order to make such statements not misleading. Notwithstanding anything to the contrary herein, Parent shall not have any obligation to indemnify Ronald F. Valenta (“Valenta”) or Kaiser Investments Limited with respect to any breach of the representations set forth in Section 4.9 hereof. No stockholder of MOAC other than the MOAC Stockholders shall have any obligation under this Agreement to indemnify any Parent Indemnified Person.

(d) Limitations on Indemnity by Parent. If any Company Indemnified Person becomes potentially entitled to any indemnification for Losses pursuant to Section 7.2(c) of this Agreement, the amount that such Company Indemnified Person is entitled to recover in connection therewith shall nevertheless be limited as follows:

(i) Other than with respect to breaches of payment obligations under Article 2 or with respect to claims under 7.2(c)(iii), first, no Losses shall be payable for a claim under Section 7.2(c)(i) or (ii) until the total of all Losses under claims under Section 7.2(c)(i) or (ii) exceed the Deductible, it being understood that all Losses shall accumulate until such time or times as the aggregate of Losses exceed the Deductible, whereupon the Company Indemnified Persons shall be entitled to indemnification hereunder for all Losses including those up to the Deductible; provided, however, the Deductible shall not apply to Losses relating to a breach of any representation and warranty which constitutes fraud or involves intentional tortious conduct.

(ii) Other than with respect to breaches of payment obligations under Article 2 or with respect to claims under 7.2(c)(iii), the maximum amount payable by Parent and Sub to each stockholder of MOAC for Losses under Section 7.2(c) shall be (A) the value of the Pledged Shares, if any, issued to such MOAC Stockholder (assuming a per share price of $7.50) and (B) the principal amount of the Holdback Note, if any, issued to such MOAC Stockholder; provided, however, the maximum amount payable by Parent and Sub for Losses under Section 7.2(c) related to claims for a breach of a Parent Excluded Representation or a breach of any representation and warranty which constitutes fraud or involves intentional tortious conduct shall be the sum of (1) the value of the Parent Common Stock, if any, issued to such MOAC Stockholder (assuming a per share price of $7.50) plus (2) the principal amount of the Holdback Note, if any, issued to such MOAC Stockholder plus (3) the portion of Cash, if any, paid to such MOAC Stockholder.

In addition, the disclosure of any act, omission or event in this Agreement, or in any Schedule or Exhibit of this Agreement, or in any agreement executed in connection herewith shall not be a defense to Parent from, or serve as any limitation on any Company Indemnified Person to make, claims under Section 7.2(c)(ii), nor shall any knowledge or information of, or acquired by or on behalf of, a MOAC Stockholder through due diligence or otherwise be a defense to Parent from, or serve as any limitation on any Company Indemnified Person to make, claims under this Agreement.

Section 7.3 Payments of Losses.

(a) All Losses set forth in the Claim Notice provided to a MOAC Stockholder shall be paid first, by an offset against the unpaid principal amount of the Holdback Note (if any) issued to such MOAC Stockholder and then, by the surrender and cancellation of Parent Common Stock pledged pursuant to the Pledge Agreement with such Parent Common Stock being valued at $7.50 per share for the purpose of determining the amount of Parent Common Stock to be surrendered and cancelled to satisfy the indemnification obligations of the MOAC Stockholder (however, in lieu of such surrender of Parent Common Stock, the MOAC Stockholder may pay the Losses in cash). If the claim in a Claim Notice is not a Disputed Claim, the Losses set forth in such Claim Notice shall be payable at the end of the Objection Period. If the claim in a Claim Notice is a Disputed Claim as to an Indemnifying Person, payment of all amounts determined pursuant to Section 7.4(a) to be owed by such Indemnifying Person to an Indemnified Person shall be made within five days after the earlier of (1) delivery of written notice by such Indemnifying Person admitting the indemnification claim described in a Claim Notice, (2) the making of a binding agreement approved by such an Indemnifying Person and the Indemnified Person, or (3) the determination of such liability and amount by the arbitrator. Notwithstanding anything to the contrary contained herein, whether or not a Third Party Claim is a Disputed Claim, if no MOAC Stockholder has assumed the defense of a Third Party Claim to which Section 7.2(a) applies, the Parent Indemnified Persons, at their election, shall be entitled to offset against the Pledged Shares and unpaid principal amount of the Holdback Note issued to each MOAC Stockholder the portion of the fees and costs, including attorneys' fees and costs, incurred by an Indemnified Person to defend such Third Party Claim, whether or not suit is brought. All payments of Losses are subject to the limitations set forth in Section 7.2(b).

(b) No payments under the Holdback Note shall limit in any way the obligations of the MOAC Stockholders who receive such payments to indemnify Parent Indemnified Persons pursuant to this Article 7.

(c) If a MOAC Stockholder pays Losses under this Agreement, such MOAC Stockholder shall be subrogated to, and shall be entitled to enforce (or cause either Company or the Surviving Corporation to enforce) any rights, remedies or claims either Company or the Surviving Corporation may have under the Merger Agreement dated July 12, 2006 among MOAC, PVI Acquisition Corporation, Pac-Van, Brent Claymon, Scott Claymon and Matthew Claymon (the "Claymon Agreement"); provided, however, if paying Losses would prejudice the rights to make a claim under the Claymon Agreement, then, if requested by a MOAC Stockholder, Pac Van or the Surviving Corporation shall bring an Action for indemnity under the Claymon Agreement on the conditions that (i) the MOAC Stockholder deposits an amount equal to its share of the Losses in question in an escrow mutually acceptable to Parent and such MOAC Stockholder pending resolution of the claim for indemnity under the Claymon Agreement, (ii) such MOAC Stockholder shall indemnify Parent and the Surviving Corporation and their respective directors, officers and affiliates for all Losses incurred in connection with such Action and (iii) the Surviving Corporation shall select counsel for such Action, provided such counsel is reasonably acceptable to such MOAC Stockholder. The costs and expenses incurred by either Company or the Surviving Corporation in bringing a claim against the Claymons at the request of a MOAC Stockholders under this clause shall be paid severally, and not jointly and severally, by the requesting MOAC Stockholders if not paid by the Claymons pursuant to the Claymon Agreement.

Section 7.4 Procedures.

(a) For purposes hereof, a "Third Party Claim" is a claim asserted against an Indemnified Person by a person other than a party to this Agreement. A Person that has (or believes that it has) a claim for indemnification under this Article 7 ("Indemnified Person") shall give written notice to the person who has the indemnification obligation (each, an “Indemnifying Person” and collectively, the “Indemnifying Persons”) (a “Claim Notice”), requesting indemnification and describing in reasonable detail to the extent then known the nature of the indemnification claim being asserted by the Indemnified Person, providing therein an estimate of the amount of Losses attributable to the claim to the extent feasible (which estimate may be but shall not necessarily be conclusive of the final amount of such claim), and also providing therein the basis for and factual circumstances surrounding the Indemnified Person’s request for indemnification under this Article 7; provided, however, if the claim relates to a breach of an obligation by one Indemnifying Person only, then the Claim Notice only needs to be delivered to such Indemnifying Person. A copy of all papers served on or received by the Indemnified Person with respect to a Third Party Claim, if any, shall be attached to the Claim Notice. The failure of an Indemnified Person to properly deliver a Claim Notice to the Indemnifying Person with respect to a Third Party Claim shall not defeat or prejudice the indemnification rights under this Article 7 of such Indemnified Person with respect to the related Third Party Claim unless and except to the extent that the resulting delay is materially prejudicial to the defense of the Third Party Claim or the amount of Losses associated therewith. The Indemnifying Persons to whom a Claim Notice is delivered shall, within twenty (20) days (or 15 days if the claim is a Third Party Claim) after delivery of a Claim Notice (the "Objection Period") to them, deliver written notice to the Indemnified Person whether such Indemnifying Person admits or disputes the claim described in the Claim Notice, and in the case of a Third Party Claim, whether the Indemnifying Person (or Persons) will assume the defense of the Third Party Claim. If an Indemnifying Person to whom a Claim Notice is delivered notifies the Indemnified Person in writing that he disputes such claim for indemnification, or that he admits the entitlement of the Indemnified Person to indemnification under this Article 7 with respect thereto but disputes the amount of the Losses in connection therewith, prior to the expiration of the Objection Period, then as to such Indemnifying Person the indemnification claim described in the Claim Notice shall be a disputed indemnification claim (a "Disputed Claim") that must be resolved by an agreement between such Indemnifying Person and Parent or by arbitration in accordance with this Agreement.

(b) If any Indemnifying Person elects prior to the expiration of the Objection Period in a written notice to the Indemnified Person who delivered the Claim Notice to assume the defense of a Third Party Claim, then (i) the Indemnifying Persons shall vigorously defend the Third Party Claim with counsel approved by the Indemnified Person (which approval shall not be unreasonably withheld), and (ii) the Indemnifying Persons shall not enter into any settlement of the Third Party Claim unless such settlement is approved in writing by the Indemnified Person (which approval may not be unreasonably withheld or delayed). If no Indemnifying Person elects prior to the expiration of the Objection Period in a written notice to the Indemnified Person who delivered the Claim Notice to assume the defense of a Third Party Claim, then the Indemnified Person may defend the Third Party Claim with counsel of its choice and may enter into a settlement thereof without seeking or obtaining approval of the Indemnifying Persons as to counsel employed or for the making of such settlement.

Section 7.5 Exclusive Post-Closing Remedy. After the Closing, and except for any non-monetary, equitable relief to which any Indemnified Person may be entitled, the rights and remedies set forth in this Agreement shall constitute the sole and exclusive rights and remedies of the Indemnified Persons under or with respect to the matters subject to indemnification under Section 7.2 of this Agreement.

Section 7.6 Liability Limitations. In no event shall any Indemnified Person be, under or in respect of this Agreement (but not with respect to matters appropriately pursued outside of the provisions of this Agreement), entitled to recover punitive or exemplary damages. Except to the extent of a claim for fraud or intentional tortious conduct, which claims are not released by any party hereunder, Parent, Sub and the Companies hereby waive as to each former officer and director of the Companies, from and after the Closing, any and all claims and causes of action for any breach or alleged breach of fiduciary obligation by such officer or director to the Companies or its stockholders which arise directly from the transactions contemplated by this Agreement. Further, effective at the Effective Time, each of the MOAC Stockholders, in his or its capacity as a stockholder of the MOAC, hereby waives any claims he or it may have, as a stockholder of the Companies as of the Effective Time, against the Companies or their board of directors or officers, including under any Law.

SECTION 8
TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, and except as provided below, whether before or after any approval of this Agreement by the stockholders of Parent:

(a) by mutual written consent duly authorized by the respective Boards of Directors of the Companies, Sub and Parent;

(b) by either Company or Parent if:

(i) the Merger has not been consummated by November 1, 2008 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to perform any covenant or obligation, or breach of a representation and warranty, under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

(ii) a permanent injunction or other similar order of a court of competent jurisdiction or other competent Governmental Authority, in each case located in the United States, preventing the consummation of the transactions contemplated by this Agreement shall have been entered and shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause shall have used reasonable best efforts to resist, resolve or lift, as applicable, such injunction or other similar order;

(c) by the Companies:

(i)  if a breach by Parent or Sub of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise, to a failure of the conditions set forth in Section 6.3(a) or (b) hereof and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured by the Outside Date; or

(ii) since December 31, 2007, there shall have been any material adverse change in the financial condition or results of operations, assets or liabilities of Parent.

(d) by Parent:

(i) if a breach by either of the Companies of any representation, warranty, covenant or agreement contained in this Agreement shall have occurred, which breach, in the aggregate with all other such breaches, if any, would give rise to a failure of the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof and cannot be cured by and which is not cured within thirty (30) days following written notice to the party committing such breach or by its nature or timing cannot be cured by the Outside Date; or

(ii) since December 31, 2007, a material adverse change in the financial condition, operating profits, backlog, assets, liabilities, operations, business prospects, applicable regulations, employee relations or customer or supplier relations of either of the Companies has occurred; or

(iii) the requisite approval of the stockholders of Parent to the Proposals shall not have been obtained at the Stockholders Meeting.

Section 8.2 Notice of Termination; Effect of Termination.

(a) Notice of Termination. The party hereto desiring to terminate this Agreement pursuant to Section 8.1 shall give written notice of such termination to the other party, specifying the provision hereof pursuant to which such termination is affected.

(b) Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (i) the agreements contained in this Section 8.2, Section 8.3, Article VIII and in the Confidentiality Agreement shall survive the termination hereof and (ii) no such termination shall relieve any party of any liability or damages resulting from any breach by that party of this Agreement.

Section 8.3 Expenses. Except for the expenses set forth in Section 8.3 of the Companies Disclosures Schedules which will be borne by Parent or as agreed by the parties in writing, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees, cost or expense whether or not the Merger is consummated. If the Merger is not consummated, Parent will reimburse MOAC and Pac-Van for the reasonable fees and costs incurred in connection with an appraisal of the assets of MOAC and Pac-Van requested by Parent.

SECTION 9
MISCELLANEOUS

Section 9.1 Definitions. The following terms are defined in the section of this Agreement set forth after each such term below:

AAA	9.16(a)
Actions	3.11
Affiliate	3.19
Agreement	Preamble
Benefit Plans	3.13(a)
Business Employees	3.13(a)
Cash	2.1(a)(i)
Certificate of Merger	1.3
Claim Notice	7.4(a)
Class A MOAC
Common Stock	Recitals
Class B MOAC
Common Stock	Recitals
Closing	1.2
Closing Date	1.2
Code	2.3(b)
Companies	Preamble
Companies Disclosure Schedule	3.1(a)
Companies Intellectual Property	3.10
Company	Preamble
Company Balance Sheet	3.6(a)
Company Balance Sheet Date	3.6(a)
Company Charter Documents	3.1(c)
Company Excluded Representations	7.1(b)
Company Financials	3.6(a)
Company Indemnified Person	7.2(c)
Company Indemnified Persons	7.2(c)
Company Material Contract	3.16(a)
Company Permits	3.14(b)
Company Securities	3.2(b)
Confidential Information	5.12
Contract	3.2(c)
Credit Facility	2.1(a)
Deductible	7.2(b)(i)
Demand Notice	9.16(b)(i)
Disputed Claim	7.4(a)
Dissenting Shares	2.5(a)
DGCL	1.1
Effective Time	1.3
Eligible Stockholder	2.4(a)
Eligible Stock Option Holder	2.1(a)
Environmental Laws	3.15
Environmental Liabilities	3.15
ERISA	3.13(a)
ERISA Affiliate	3.13(a)
Exchange Act	2.4(b)
GAAP	3.6(a)
Governmental Authority	3.4
Hazardous Substances	3.15
Havner	5.2(b)

Holdback Note	2.1(a)(iv)
Indebtedness	3.2(c)
Indemnified Person	7.4(a)
Indemnifying Person	7.4(a)
Interim Acquisitions	2.1(a)
LaSalle Bank	2.1(a)
Law	2.7
Liens	3.5
Losses	7.2(a)
Material Adverse Effect	3.1(a)
Merger	Recitals
Merger Consideration	2.1(a)
MOAC	Preamble
MOAC Certificate	2.4(a)
MOAC Common Stock	Recitals
MOAC Securities	3.2(a)
MOAC Stockholders	Preamble
MOAC Stock Options	2.3(a)
MOAC Stock Option Plan	2.3(a)
Non-Recommendation
Determination	5.5(b)
Order	3.5
Outside Date	8.1(b)(i)
Pac-Van	Preamble
Pac-Van Securities	3.2(b)
Parent	Preamble
Parent Common Stock	2.1(a)(ii)
Parent Excluded Representations	7.1(a)
Parent Indemnified Person	7.2(a)
Parent Indemnified Persons	7.2(a)
PBGC	3.13(b)
Per Share Merger Consideration	2.4(a)
Person	2.4(b)
Personal Property	3.9(c)
Pledge Agreement	2.1(a)(iii)
Pledged Shares	2.1(a)(iii)
Proposal	5.9(a)
Proxy Statement	5.9(b)
Real Property Leases	3.9(b)
Representatives	5.12
Requesting Party	9.16(b)(i)
Responding Party	9.16(b)(i)
Revised Companies Disclosure Schedule	6.2(a)
Senior Subordinated Loan	2.1(a)
SPV Capital	2.1(a)
Stockholders Meeting	5.5(a)
Shares	Recitals
Stock Option Consideration	2.3(a)
Sub	Preamble

Subordinated Note	2.1(a)
Subsidiary	3.1(b)
Superior Proposal	5.5(b)
Surviving Corporation	1.1
Tax Return	3.12
Taxes	3.12
Taxing Authority	3.12
Third Party Claim	7.4(a)
Unsolicited Offer	5.13
WARN Act	3.20(b)
Warrants	3.2(a)
Working Capital	6.2(s)
Written Consent	5.14

Section 9.2 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of all of the parties hereto.

Section 9.3 Notices. All notices and other communications hereunder shall be in writing and shall be given personally, by facsimile, by certified mail postage pre-paid or by an overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent or Sub, to:

General Finance Corporation
Attention: Christopher A. Wilson, Esq.
39 East Union Street
Pasadena, California 91103
Telephone: (626) 584-9722
Facsimile: (626) 795-8090

with a copy to:

Troy Gould LLP
Attention: Alan Spatz, Esq.
1801 Century Park East
16th Floor
Los Angeles, CA 90067

Telephone: (310) 789-1231
Facsimile: (310) 789-1431

(b) if to the Companies, to:

Pac-Van, Inc.
2995 South Harding Street
Indianapolis, IN 46225
Attention: Theodore Mourouzis
Telephone: (317) 489-4778
Facsimile: (317) 791-2029

with a copy to:

Jeffer Mangels Butler & Marmaro LLP
1900 Avenue of the Stars, 7th Floor
Los Angeles, CA 90067
Attn: Frederick W. Gartside
Telephone: (310) 203-8080
Telecopy: (310) 203-0567

Notices shall be deemed received (i) in the case of personal delivery, when delivered, (ii) in the case of facsimile transmission, upon confirmation of receipt, (iii) in the case of mailing, on the third business day after mailing and (iv) in the case of or overnight delivery, upon confirmation of receipt.

Section 9.4 Interpretation. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. As used in this Agreement, the term “affiliate(s)” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. For purposes of this Agreement, words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. As used in this Agreement, the terms “hereof”, “herein”, and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified herein. Unless specified herein, all references to any period of days shall be deemed to be the relevant number of calendar days. As used in this Agreement, the terms “dollars” or “$” means United States dollars. As used in this Agreement, the term “cash” means dollars in immediately available funds. The parties have jointly participated in the negotiating and drafting of this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 9.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when a counterpart has been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. A facsimile of an executed counterpart of this Agreement shall be deemed to be an original executed counterpart of this Agreement.

Section 9.6 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (including the exhibits hereto and the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and (b) are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, the Indemnified Persons shall be deemed third party beneficiaries of Article 7 hereof.

Section 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.

Section 9.8 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 9.9 Governing Law. This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to this Agreement or the facts and circumstances leading to its execution, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State of Delaware.

Section 9.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent; provided, however, that no such assignment shall relieve Parent from any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 9.11 Reliance. The representations and warranties of the Companies, Parent and Sub contained in this Agreement, and all other agreements or certificates delivered in connection herewith, constitute the sole and exclusive representations and warranties of the Companies to Parent and Sub and of Parent and Sub to the Companies in connection with this Agreement and the transactions contemplated hereby, and each of the Companies, Parent and Sub acknowledges that all implied representations and warranties are specifically disclaimed and may not be relied upon or serve as a basis for the claim against the Companies, Parent and Sub.

Section 9.12 Knowledge. When used herein the phrase “to the knowledge of” a Person or to the Person’s knowledge or similar phrases, when used with respect to the Companies, means the actual knowledge after reasonable inquiry of Valenta or Theodore Mourouzis.

Section 9.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING AFTER THE EFFECTIVE TIME IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.14 Waiver. No delay or failure by any party hereto in exercising any of its rights, remedies, powers or privileges under this Agreement or at law or in equity and no custom, practice or course of dealing between or among any of such parties or any other person shall be deemed a waiver by such party of any such rights, remedies, powers or privileges, even if such delay or failure is continuous or repeated. No single or partial exercise of any right, remedy, power or privilege shall preclude any other or further exercise thereof by any such party or the exercise of any other right, remedy, power or privilege by such party, including, without limitation, the right of such party subsequently to demand exact compliance with the terms of this Agreement. The waiver by any party of any condition or of any subsequent breach of the same or any other term, covenant or condition herein contained shall not be deemed to be a waiver of any other condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. No waiver shall be effective unless made in writing by the waiving party.

Section 9.15 Attorney's Fees. The prevailing party(ies) in any litigation, arbitration, bankruptcy, insolvency or other proceeding (the "Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards will contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

Section 9.16 Arbitration.

(a) Notwithstanding anything to the contrary contained in this Agreement, all claims, disputes and controversies between the parties arising only prior to the Effective Time out of or in connection with this Agreement relating to the validity, construction, performance, breach, enforcement or termination hereof or otherwise (except for claims for equitable relief, including, without limitation, injunctive relief) shall be resolved by binding arbitration in Los Angeles, California, in accordance with this Section 9.16 and, to the extent not inconsistent herewith, the Expedited Procedures and Commercial Arbitration Rules of the American Arbitration Association ("AAA").

(b) Any arbitration called for by this Section 9.16 shall be conducted in accordance with the following procedures:

(i) A party (the "Requesting Party") may demand arbitration pursuant to this Section 9.16(b)(i) at any time by giving written notice of such demand (the "Demand Notice") to the other party (the "Responding Party"), which Demand Notice shall describe in reasonable detail the nature of the claim, dispute or controversy.

(ii) Within fifteen (15) days after the giving of a Demand Notice, the Requesting Party and the Responding Party shall select and designate one reputable, disinterested individual willing to act as an arbitrator of the claim, dispute or controversy in question in accordance with the rules of AAA.

(iii) The presentations of the parties in the arbitration proceeding shall be commenced and completed within sixty (60) days after the selection of the arbitrator pursuant to Section 9.16(b)(ii) above, and the arbitrator shall render his decision in writing within thirty (30) days after the completion of such presentations.

(iv) The arbitrator shall have the discretion to include in its decision a direction that all or part of the attorneys' fees and costs of a party and/or the costs of such arbitration are paid by the other party. On the application of a party before or after the initial decision of the arbitrator, and proof of its attorneys' fees and costs, the arbitrator shall order the other party to make any payments directed pursuant to the preceding sentence.

(c) Any decision rendered by the arbitrator pursuant to this Section 9.16 shall be final and binding on, and nonappealable by, the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

(d) Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies arising out of or related to this Agreement (except for claims for equitable relief, including, without limitation, injunctive relief), and the parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court of before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Section 9.16 shall survive the consummation of the transactions contemplated hereby.

(e) Nothing contained herein shall be deemed to give the arbitrator any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOBILE OFFICE ACQUISITION CORP.

By:	/s/ Theodore M. Mourouzis
Theodore M. Mourouzis,
Authorized Representative

PAC-VAN, INC.

By:	/s/ Theodore M. Mourouzis
Theodore M. Mourouzis, President

GENERAL FINANCE CORPORATION

By:	/s/ John O. Johnson
Name: John O. Johnson
Title: Chief Operating Officer

GFN NORTH AMERICA CORP.

By:	/s/ Charles E. Barrantes
Name: Charles E. Barrantes
Title: Director

STOCKHOLDERS:

/s/ Ronald F. Valenta
Ronald F. Valenta

/s/ Ronald L. Havner, Jr.
Ronald L. Havner, Jr.

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:	/s/ Robert T. Ladd
Name:	Robert T. Ladd
Title:	Authorized Signatory

KAISER INVESTMENTS LIMITED

By:	/s/ Colin James
Name:	Colin James
Title:	Authorized Representative

Exhibit A

Exhibit A

MOAC Stockholders

D. E. Shaw Laminar Portfolios, L.L.C.
Kaiser Investments Limited
Ronald L. Havner, Jr.
Ronald F. Valenta

Exhibit B

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”) is made and entered into as of _______, 2008 by and among each of the undersigned pledgors (each, individually a “Pledgor” and, collectively, the “Pledgors”), GENERAL FINANCE CORPORATION, a Delaware corporation (“Parent”), and GFN NORTH AMERICA CORP., a Delaware corporation (“Sub” and collectively with Parent, the “Buyers”).

WITNESSETH:

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated July 22, 2008 by and among Buyers, PAC-VAN, INC., an Indiana corporation (“Pac-Van”), MOBILE OFFICE ACQUISITION CORP., a Delaware corporation (“MOAC”) and the Pledgors, MOAC has been merged with and into Sub (the “Merger”), and each Pledgor will receive the shares of common stock of Parent set forth on Schedule I hereto (as to each Pledgor, the “Pledged Shares”), other shares of common stock of Parent not subject to this Agreement and other consideration in exchange for their stock in MOAC;

WHEREAS, the Merger Agreement requires that each Pledgor pledge the Pledged Shares in favor of Buyers to secure the payment of the indemnification obligations of such Pledgor under Article 7 of the Merger Agreement; and

WHEREAS, Buyers have required, as a condition to entering into the Merger Agreement, that Pledgors (i) pledge to Buyers, and grant to Buyers a security interest in, the Pledged Collateral (as defined herein) and (ii) execute and deliver this Pledge Agreement in order to secure the payment by each Pledgor of its Secured Obligations.

AGREEMENT

NOW THEREFORE, in consideration of the premises and in order to induce Buyers to enter into the Merger Agreement, each Pledgor hereby agrees with Buyers as follows:

SECTION 1 Defined Terms.The following terms shall have the following respective meanings:

“Additional Shares” has the meaning specified in Section 8(b) hereof.

“Pledged Collateral” has the meaning specified in Section 2 hereof.

“Pledged Shares” has the meaning specified in the recitals hereof.

“Secured Obligations” has the meaning specified in Section 2 hereof.

“Securities Act” has the meaning specified in Section 12 hereof.

“UCC” has the meaning specified in Section 3 hereof.

All other capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Merger Agreement, or, if not defined therein, the meanings set forth in the UCC, except where the context otherwise requires.

SECTION 2 Pledge. Each Pledgor hereby pledges to Buyers, for their benefit, and grants to each Buyer, for their benefit, a continuing first priority and perfected security interest in, its right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a) the Pledged Shares of such Pledgor, the Additional Shares applicable to such Pledgor's Pledged Shares and any certificates representing the Pledged Shares of such Pledgor and/or the Additional Shares applicable to such Pledgor's Pledged Shares; and

(b) the proceeds (equal to $7.50 per share) of any sale of the Pledged Shares of such Pledgor and/or the Additional Shares applicable to such Pledgor's Pledged Shares.

SECTION 3 Security For Obligations. As to each Pledgor, this Pledge Agreement secures, and the Pledged Collateral of such Pledgor is collateral security for, the prompt payment in full when due of all Losses (as defined in the Merger Agreement) payable to Buyers from such Pledgor now or hereafter existing under Article 7 of the Merger Agreement and all amendments, extensions or renewals thereof (all such obligations under Article 7 of the Merger Agreement being collectively referred to herein as the “Secured Obligations”). Cancellation of shares included in the Pledged Collateral shall be done solely in accordance with Section 7.3 of the Merger Agreement. If a Pledgor pays a Secured Obligation in cash in lieu of permitting Buyers to retain Pledged Shares as payment of such Secured Obligation, the number of shares included in the Pledged Collateral (assuming a $7.50 value per share) equal to the cash payment made by such Pledgor shall no longer be pledged to Buyers and Buyers shall promptly deliver to such Pledgor the certificates for such shares with the legend relating to this Pledge Agreement removed therefrom.

SECTION 4 Delivery Of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Buyers pursuant hereto. Such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by instruments of transfer or assignment in blank (or such other documents or agreements necessary to give Buyers “control” within the meaning of the UCC (as defined below)), all in form and substance reasonably satisfactory to Buyers. “UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of Delaware or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests in the Pledged Collateral; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

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SECTION 5 Representations And Warranties. Each Pledgor represents and warrants as to the Pledged Collateral pledged by it as follows:

(a) Such Pledgor is the legal and beneficial owner of the Pledged Collateral pledged by it, free and clear of any Lien on the Pledged Collateral.

(b) Upon the delivery to Buyers of the Pledged Collateral pledged by such Pledgor and the filing of a UCC-1 financing statement, the pledge of such Pledged Collateral pursuant to this Pledge Agreement will create a valid and perfected first priority Lien in such Pledged Collateral securing the payment of such Pledgor’s Secured Obligations for the benefit of Buyers.

(c) No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either for the pledge by such Pledgor of Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by such Pledgor.

(d) Such Pledgor has full power and authority to enter into this Pledge Agreement and has the right to pledge and grant a security interest in the Pledged Shares pledged by it and the other Pledged Collateral pledged by it, in each case as provided by this Pledge Agreement.

(e) This Pledge Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting the rights and remedies of creditors generally and by general equitable principles.

SECTION 6 Further Assurances. Each Pledgor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver, or cause to be executed and delivered, all stock powers, assignments, acknowledgments, financing statements, instruments and documents and take all further action, at the Buyers’ request, that Buyers reasonably deem necessary or advisable in order to perfect any security interest granted or purported to be granted hereby or to enable Buyers to exercise and enforce their rights and remedies hereunder with respect to any Pledged Collateral pledged by such Pledgor and to carry out the provisions and purposes hereof. Each Pledgor will, promptly upon request, provide to Buyers all information and evidence it may reasonably request concerning the Pledged Collateral pledged by such Pledgor to enable Buyers to enforce the provisions of this Pledge Agreement.

SECTION 7 Voting Rights; Sale Proceeds.

(a) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares pledged by such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement; provided, however, that no Pledgor shall exercise or shall refrain from exercising any such right if such action or inaction could reasonably be expected to adversely affect the validity, priority or perfection of the security interests granted hereunder or would otherwise be inconsistent with or violate any provisions of this Pledge Agreement.

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(b) Any and all cash or other proceeds (equal to $7.50 per share) paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares, shall in each case be delivered forthwith to an escrow agent pursuant to an escrow agreement, both of which shall be mutually satisfactory to the selling Pledgor and Buyers to hold as Pledged Collateral and shall, if received by a Pledgor, be received in trust for the benefit of the Buyers, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to such escrow as Pledged Collateral in the same form as so received (with any necessary or requested endorsement). The selling Pledgors shall bear all fees and costs of such escrow. Any amounts received paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares in excess of $7.50 per share shall be retained by the selling Pledgor and shall not be subject to this Agreement in any manner.

SECTION 8 Transfers And Other Liens; Additional Shares.

(a) Each Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral unless the proceeds of such sale up to $7.50 per share are delivered to escrow pursuant to Section 6(b) and such sale is made in accordance with the Stockholders Agreement of even date herewith among Pledgors, Parent and other persons named therein; (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Pledge Agreement; or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit Buyers’ rights or remedies hereunder, including, without limitation, Buyers’ right to retain the Pledged Collateral. In connection with any sale of the Pledged Collateral in accordance with clause (i) of this subsection, Buyers shall deliver to the selling Pledgor the certificates for the Pledged Collateral being sold.

(b)  Each Pledgor agrees that it will deliver to Buyers hereunder, promptly upon its acquisition thereof, any and all additional shares of stock received as a result of a split or subdivision of such Pledgor’s Pledged Shares (“Additional Shares”).

SECTION 9 Buyers May Perform. If any Pledgor fails to perform any agreement contained herein, either Buyer may itself perform, or cause performance of, such agreement, and the reasonable expenses of Buyers incurred in connection therewith shall be payable by such Pledgor.

SECTION 10 No Assumption Of Duties; Reasonable Care. The rights and powers granted to Buyers hereunder are being granted in order to preserve and protect Buyers’ security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on Buyers in connection therewith except the duty to exercise reasonable care in the custody and preservation of the Pledged Collateral in its possession. Buyers shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Buyers accords its own property, it being understood that Buyers shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Buyers have or are deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

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SECTION 11 Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents to Buyers that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that Buyers shall have no responsibility or liability for informing such Pledgor hereunder of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

SECTION 12 Remedies Upon Default. If a Pledgor shall have failed to pay a Secured Obligation of such Pledgor under Article 7 of the Merger Agreement and such failure shall be continuing, the Pledged Shares of such Pledgor in the amount of such Secured Obligation (assuming a per share price of $7.50) shall be cancelled in accordance with the Merger Agreement.

SECTION 13 Attorney’s Fees. The prevailing party(ies) in any litigation, arbitration, bankruptcy, insolvency or other proceeding (the "Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards will contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

SECTION 14 Security Interest Absolute. All rights of Buyers and the security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of, and unaffected by any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations.

SECTION 15 Miscellaneous Provisions.

Section 15.1 Notices.  All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to the Pledgors (or any of them) and to the Buyers and to any other courtesy copy addressees, at their respective addresses set forth in Section 9.3 of the Merger Agreement.

Section 15.2 Headings.  The headings in this Pledge Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Pledge Agreement.

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Section 15.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

Section 15.4. Amendments, Waivers and Consents.  Any amendment of this Pledge Agreement shall not be effective unless the same shall be in writing and signed by Buyers and the Pledgors affected by such amendment. Any waiver of any provision of this Pledge Agreement and any consent to any departure by the Pledgors from any provision of this Pledge Agreement shall not be effective unless the same shall be in writing and signed by the waiving party and then such amendment or waiver shall be effective only in the specific instance and for the specific purposes for which given.

Section 15.5 Interpretation of Agreement.  Time is of the essence in each provision of this Pledge Agreement of which time is an element. To the extent a term or provision of this Pledge Agreement conflicts with the Merger Agreement and is not dealt with herein with more specificity, the Merger Agreement shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant in determining the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

Section 15.6 Continuing Security Interest; Transfer of Notes and Secured Obligations. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until full and final payment (including after twenty (20) months after the Closing Date) of the Secured Obligations, (ii) be binding upon each Pledgor, its successors, transferees and assigns and (iii) inure, together with the rights and remedies of Buyers hereunder, to the benefit of the successors, transferees and assigns of Buyers.

Section 15.7 Reinstatement. To the maximum extent permitted by law, this Pledge Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by Buyers in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by Buyers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor or any other Person or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for any Pledgor or any other Person or any substantial part of its assets, or otherwise, all as though such payments had not been made.

Section 15.8 Survival of Provisions.  All representations, warranties and covenants of the Pledgors contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate upon the termination hereof.

Section 15.9 Authority of Buyers. Buyers shall have and be entitled to exercise all powers hereunder which are specifically granted to Buyers by the terms hereof, together with such powers as are reasonably incident thereto. Buyers may perform any of their duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Buyers and their directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

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Section 15.10 Release; Termination of Agreement.  This Pledge Agreement shall terminate on the third anniversary of the date hereof (the "Termination Date"); provided, however, if indemnification claims are pending on the Termination Date under Section 7.2(a) of the Merger Agreement, then this Pledge Agreement shall terminate on the date on which such pending indemnification claims are paid in accordance with Article 7 of the Merger Agreement. At such termination date, Buyers shall, at the request and expense of Buyers, reassign and redeliver to each Pledgor all of the Pledged Collateral pledged by such Pledgor hereunder without any legend referencing this Pledge Agreement which has not been retained or applied by Buyers in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to Buyers, except as to the absence of any prior assignments by Buyers of their interest in the Pledged Collateral, and shall be at the expense of Buyers.

Section 15.11 Counterparts.  This Pledge Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

Section 15.12 Governing Law; Arbitration; Jury Trial Waiver.

THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE (AS OPPOSED TO THE CONFLICT-OF-LAWS PROVISIONS); PROVIDED THAT ISSUES WITH RESPECT TO CREATION, PERFECTION OR ENFORCEMENT OF LIENS UNDER ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC OF THE STATE OF DELAWARE; PROVIDED THAT BUYERS AND THE PLEDGORS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT, SHALL BE DETERMINED BY BINDING ARBITRATION PURSUANT TO THE TERMS AND CONDITIONS OF SECTION 9.16 OF THE MERGER AGREEMENT, SUBJECT TO THE EXCEPTIONS SET FORTH IN SECTION 9.16 OF THE MERGER AGREEMENT.

No provision of Section 10.12(b) shall limit the right of Buyers to exercise self-help remedies such as setoff, foreclosure against or sale of any personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

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Section 15.13 Waiver Of Jury Trial. SUBJECT TO THE PROVISIONS OF SECTION 16.13(d), EACH PLEDGOR AND BUYER EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS PLEDGE AGREEMENT, THE MERGER AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ASSIGNEE. EACH PLEDGOR AND BUYER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS PLEDGE AGREEMENT OR THE MERGER AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PLEDGE AGREEMENT AND THE MERGER AGREEMENT.

Section 15.14 Limitation Of Liability. No Pledgor shall have any liability or obligation for any covenant of, or breach hereof by, any other Pledgor. Without limiting the generality of the foregoing, no Pledged Collateral pledged by a Pledgor shall be security for any obligations of any other Pledgor. No claim may be made by any party hereto against any other party hereto, or the affiliates, directors, officers, officers, employees, or agents of such parties, for punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Pledge Agreement or the Merger Agreement, or any act, omission or event occurring in connection therewith, and each party hereto hereby waives, releases and agrees not to sue upon any claim for such punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, Pledgors and Buyers have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

BUYERS:

GENERAL FINANCE CORPORATION

By:
Name:
Title:

GFN NORTH AMERICA CORP.

By:
Name:
Title:

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PLEDGORS:

Ronald F. Valenta

10

Ronald L. Havner, Jr.

11

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:
Name:
Title:

12

KAISER INVESTMENTS LIMITED

By:
Name:
Title:

13

SCHEDULE I

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EXHIBIT A

PLEDGE AMENDMENT

This Pledge Amendment dated __________________ is delivered pursuant to Section 8(c) of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement (the “Pledge Agreement”) dated as of July 22, 2008 among the undersigned and General Finance Corporation, a Delaware corporation (“Parent”), and GFN North America Corp., a Delaware corporation (“Sub” and collectively with Parent, “Buyers”); capitalized terms defined therein being used herein as therein defined and that the shares and other instruments listed on this Pledge Amendment shall be deemed to be part of the Pledged Collateral and shall secure all Secured Obligations of the undersigned.

	[PLEDGOR]			,
a

Date:________________________________		By:
Name:
Title:

15

Exhibit C

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY TO THE EXTENT THAT SUCH ACT APPLIES TO A TRANSFER OR DISPOSAL, NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

GFN NORTH AMERICA CORP.

8% SUBORDINATED PROMISSORY NOTE

$1,500,000.00	Los Angeles, California
________, 2008

FOR VALUE RECEIVED, GFN NORTH AMERICA CORP., a Delaware corporation (the "Maker), hereby promises to pay to the order of D. E. SHAW LAMINAR PORTFOLIOS, L.L.C., a Delaware limited liability company ("D. E. Shaw"), or its registered assigns (along with D. E. Shaw, each a "Holder"), on the date which is twenty (20) months after the date hereof (the “Maturity Date”) the principal sum of $1,500,000.00, or in the case of a prepayment, such portion thereof being prepaid, with interest thereon from time to time as provided herein.

This 8% Subordinated Promissory Note (this “Note”) is the unsecured promissory note of Maker referred to in that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of date hereof by and among the General Finance Corporation, a Delaware corporation (“General Finance”), Maker, Pac-Van, Inc., an Indiana corporation (“Pac-Van”), Mobile Office Acquisition Corp., a Delaware corporation (“MOAC”), and certain stockholders of MOAC, and is subject to the provisions of the Merger Agreement. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Merger Agreement. The acceptance of this Note by Holder is subject to the execution and delivery to Holder of (i) a subordination agreement with the lenders under the Credit Facility and the Senior Subordinated Loan (the “Lenders”) mutually satisfactory to the Lenders, Holder and Maker and (ii) terms in the Credit Facility and Senior Subordinated Loan permitting the indebtedness under this Note and permitting the payments required hereunder on terms mutually satisfactory to the Lenders, Holder and Maker.

1. Interest.

(a) Subject to Section 1(b) hereof, the Maker promises to pay interest in cash on the principal amount of this Note from time to time outstanding (the “Principal Amount”) at the per annum rate equal to eight percent (8%) (the "Scheduled Interest Rate"). All accrued interest payable pursuant to this Section 1(a) shall be due and payable semi-annually in arrears or, if any such date shall be a Saturday, Sunday or other day on which banks located in Los Angeles, California are authorized or required by law to close (a “Business Day”), on the next succeeding Business Day to occur after such date (the "Interest Payment Date"), beginning six months after the date of this Note, and shall be paid in immediately available funds to an account designated by the Holder. All interest payable pursuant to this Section 1(a) shall accrue and be paid in United States dollars.

(b) Upon the occurrence of any of the following (each an “Event of Default”) (i) Maker fails to make any payment of principal as and when due (whether at the Maturity Date, upon acceleration or required prepayment or otherwise) or (ii) Maker fails to make any payment of interest, premium, if any, fees, costs, expenses or other amounts due hereunder within three (3) Business Days after the date when due, then Maker shall pay interest on the unpaid principal balance of and accrued and unpaid interest on this Note at a rate per annum (the "Default Rate") equal to twelve (12%) from the date that an Event of Default commences until such time as such Event of Default is cured or waived; provided, however, in the case of an Event of Default under clause (i) the Default Rate shall be equal to fourteen percent (14%).

(c) Interest payable under this Note shall accrue from and including the date of issuance through and until repayment of the principal and payment of all accrued interest and premium, if any, in full. All interest payable under this Note shall accrue on a semi-annual basis and be computed on the basis of a three hundred sixty (360)-day year of twelve (12) thirty (30)-day months.

2. Prepayments.

(a) Maker may prepay the unpaid principal balance of this Note at any time. Any prepayment of this Note under this Section 3 shall also include all accrued and unpaid interest on the outstanding principal balance of this Note through and including the date of prepayment.

(b)  If any of the following conditions occurs and is continuing, the Holder, by notice to Maker, may declare the principal of and accrued interest on the Note to be immediately due and payable: (i) General Finance shall cease to own and control at least 100% of the outstanding all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of Maker’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest (collectively, “Capital Securities”), (ii) Maker shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each of its subsidiaries; (iii) the sale of substantially all of the assets of Maker, (iv) the sale, in one transaction or in a series of transactions, of General Finance to an independent third party or group of independent third parties pursuant to which such party or parties acquire equity securities of General Finance representing more than 50% voting power of all outstanding equity securities or (v) any Change of Control (as defined under the Credit Facility, as amended from time to time) occurs.

3. Security. The obligations of Maker to Holder existing under this Note are unsecured.

4. Manner of Payment. Payments of principal, interest and other amounts due under this Note shall be made no later than 12:00 p.m. (noon) (Los Angeles time) on the date when due and in lawful money of the United States of America (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to the Maker. Any payments received after 12:00 p.m. (noon) (Los Angeles time) shall be deemed to have been received on the next succeeding Business Day. Any payments due hereunder which are due on a day which is not a Business Day shall be payable on the first succeeding Business Day and such extension of time shall be included in the computation.

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5. Maximum Lawful Rate of Interest. The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law. If the rate of interest payable on this Note at any time exceeds the maximum rate permitted under applicable law, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section 5.

6. Maker's Waivers; Assignment and Transfer. Maker hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices of any kind to which it may be entitled under applicable law or otherwise. Holder may transfer all or any portion of this Note to any Affiliate without the consent of Maker and, after an Event of Default occurs, Holder may transfer all or any portion of this Note to any Person that is not a competitor of the Maker or an Affiliate of a competitor of the Maker. Subject to the prior sentence, without the prior written consent of Maker, which shall not to be unreasonably withheld, Holder shall not assign or transfer to one or more Persons all or any portion of this Note or any portion thereof or any rights hereunder. Upon surrender of this Note at Maker's principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, Maker shall, at its expense and within three (3) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled.

7. Costs of Collection. The Maker agrees to pay all costs and expenses, including the reasonable fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are expended or incurred by the Holder following an Event of Default in connection with the enforcement of this Note or the collection of any sums due hereunder whether or not suit is commenced.

8. Extension of Time. Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other waiver without affecting Holder's right to recourse against the Borrower, which right is expressly reserved.

9. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

10. Choice of Jurisdiction. The Maker hereby consents and agrees that all actions, suits or other proceedings arising under or in connection with this Note or any other related document shall be finally settled by arbitration pursuant to Section 9.16 of the Merger Agreement. The arbitration shall be conducted in Los Angeles, California.

11. WAIVER OF JURY TRIAL. MAKER AND HOLDER HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING BROUGHT TO RESOLVE ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATING TO THIS NOTE, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION, SUIT OR OTHER PROCEEDING.

12. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable substantially impair the benefits of the remaining provisions hereof.

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13. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, this Subordinated Promissory Note is executed as of the date first above written.

GFN NORTH AMERICA CORP., a Delaware corporation

By
Name:
Title:

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Exhibit D

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) dated ________, 2008 is entered into by and among General Finance Corporation, a Delaware corporation (the “Company”), and the stockholders of Company listed on Schedule I attached hereto (each a “Stockholder” and collectively, the “Stockholders”).

WITNESSETH:

WHEREAS, in connection with the consummation of the merger (the “Merger”) and the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”) dated ______________, 2008 (“Merger Agreement Date”) by and among Company, GFN North America Corp., a Delaware corporation, Mobile Office Acquisition Corp., a Delaware corporation (“MOAC”), Pac-Van, Inc., an Indiana corporation, and certain stockholders of MOAC (the “MOAC Stockholders”), shares of restricted common stock of Company were issued to the Stockholders as set forth in Schedule I attached hereto;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that, upon the Closing, the Company and Stockholders enter into this Agreement; and

WHEREAS, the Company and the Stockholders each desire to enter into this Agreement to set forth the rights relating to any the Common Stock held by the Stockholders and to limit the sale, transfer, hypothecation, encumbrance or other disposition of Common Stock and to provide for certain arrangements regarding the management of the Company as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.1  Certain Definitions.  For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided that, for the purposes of this definition, “control”, as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

 “AMEX” means the American Stock Exchange.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or other day on which banks located in Los Angeles, California are authorized or required by Law to close.

“Closing” means the consummation of the merger contemplated by the Merger Agreement.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

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“Demand Notice” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demand Registration Statement” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demand Request” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Demanding Stockholder” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Effective Time” means the date and time of the filing of the certificate of merger with the Secretary of State of the State of Delaware (or such later time as shall be agreed to by the parties hereto and is specified in the certificate of merger) pursuant to the Merger Agreement.

“Equity Securities” means all shares of Common Stock of the Company, all securities, directly or indirectly, convertible into or exchangeable for shares of Common Stock of the Company and all options, warrants, and other rights to purchase or otherwise, directly or indirectly, acquire from the Company shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“GAAP” shall mean United States generally accepted accounting principles consistently applied by the Company and its Subsidiaries throughout the periods indicated.

“Governmental Entity” shall mean any instrumentality, subdivision, court, administrative agency, commission, official or other authority of the United States or any other country or any state, province, prefect, municipality, locality or other government or political subdivision thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Havner” shall mean Ronald L. Havner, Jr.

“Holders’ Counsel” shall have the meaning set forth in the definition of “Registration Expenses.”

“Incidental Registration” shall have the meaning set forth in Section 3.2(a) of this Agreement.

“Laminar” means D. E. Shaw Laminar Portfolios, L.L.C.

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“Law” means any statute, law, common law, order, ordinance, rule or regulation of any Governmental Entity.

“Merger” shall have the meaning set forth in the first recital to this Agreement.

“Merger Agreement” shall have the meaning set forth in the first recital to this Agreement.

“Merger Agreement Date” shall have the meaning set forth in the first recital to this Agreement.

“Original Stockholder” shall mean each Person that is either (a) a Stockholder as of the date hereof or (b) a Permitted Transferee pursuant to a Transfer effected in accordance with clause (i), (ii) or (iii) of Section 2.2(a) of this Agreement.

“Permitted Transfer” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Permitted Transferee” shall have the meaning set forth in Section 2.2(a) of this Agreement.

“Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization or any other entity or organization, including a Governmental Entity.

“Registrable Securities” shall mean only shares of Common Stock acquired by the Stockholders pursuant to the Merger Agreement to the extent such shares have not been previously registered and sold pursuant to an effective registration statement and any other shares of Common Stock that may be received in respect of any of the foregoing securities; provided, that any Registrable Securities shall cease to be Registrable Securities:

(i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

(ii)  when such securities shall have been transferred pursuant to Rule 144 under the Securities Act (or any successor provision); or

(iii)  when such securities shall have ceased to be outstanding.

“Registration” shall mean the Shelf Registration, each Required Registration and each Incidental Registration.

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“Registration Expenses” shall mean all expenses incident to the Company’s performance of or compliance with Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company, internal expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company, the fees and expenses of one (1) counsel not to exceed $50,000 (the “Holders’ Counsel”) selected by the holders of a majority of the Registrable Securities to be included in such Registration; but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of Registrable Securities included in such Registration (other than the Holders’ Counsel) incurred in connection with the sale of Registrable Securities.

“Required Registration” shall have the meaning set forth in Section 3.1(b) of this Agreement.

“Sale of the Company” means:

(i)  any consolidation or merger of the Company or a Subsidiary of the Company in which the shares of Common Stock are converted into cash, securities or other property;

(ii)  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company and its Subsidiaries; or

(iii)  any Person has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares of the capital stock of the Company representing greater than 50% of the outstanding voting power of the Company.

“SEC” shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selection Date” shall mean the date that is sixty (60) days prior to the date on which the Company distributes to its stockholders the proxy statement relating to each applicable annual meeting.

“Shelf Registration” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Shelf Registration Lapse Date” shall mean the date, if any, that (x) the Company is not permitted to file or maintain a Form S-3 in connection with the Shelf Registration in accordance with Section 3.1(a), or (y) the Shelf Registration expired in accordance with Section 3.1(a)(i) and not all Registrable Securities registered in such Shelf Registration have been sold.

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“Shelf Registration Statement” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Standstill Period” shall have the meaning set forth in Section 2.3(a) of this Agreement.

“Standstill Securities” shall mean any Equity Securities of the Company, other than options to purchase Common Stock issued pursuant to Company stock option plans and shares of Common Stock issued upon exercise of such stock options and shares subject to warrants owned by a Stockholder as of the Merger Agreement Date.

“Stockholder” shall have the meaning set forth in the preamble to this Agreement, subject to Section 2.2 hereof.

“Subject Stockholder” shall mean each of Havner, Valenta and Laminar and each of their respective Permitted Transferees pursuant to a Transfer described in clause (iii) of Section 2.2(a).

“Subsidiary” or“Subsidiaries” shall mean, with respect to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest.

“Transaction Documents” shall mean, collectively, (i) this Agreement, (ii) the Merger Agreement, and (iii) that certain pledge agreement executed by Company and the Stockholders and (iv) each other agreement, instrument and document delivered pursuant to or in connection with any of the transactions contemplated by the documents described in clauses (i) through (iii) of this definition.

“Transfer” shall have the meaning set forth in Section 2.1(a) of this Agreement.

“Valenta” means Ronald F. Valenta.

ARTICLE II

TRANSFER OF EQUITY SECURITIES

SECTION 2.1  Restrictions.

(a)  No Stockholder shall, voluntarily or involuntarily, directly or indirectly, sell, assign, donate, hypothecate, pledge, encumber, grant a security interest in or in any other manner transfer, any Registrable Securities, in whole or in part, or any other right or interest therein, or enter into any transaction which results in the economic equivalent of a transfer of Registrable Securities to any Person (each such action, a “Transfer”) except pursuant to a Permitted Transfer.

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(b) From and after the dates hereof, all certificates or other instruments representing Registrable Securities held by each Stockholder shall bear legend which shall state:

(i) “The sale, transfer, hypothecation, assignment, pledge, encumbrance or other disposition of this share certificate and the shares Common Stock represented hereby are restricted by and are subject to all of the terms, conditions and provisions of that certain Stockholders Agreement, dated as of [          ], 2008, by and between General Finance Corporation and the stockholders party thereto, which agreement is on file at the principal offices of General Finance Corporation.”

(ii) “The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or pursuant to any state securities laws. The securities have been acquired for investment and may not be sold or transferred except in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws or pursuant to an exemption therefrom.”

(c)  Any attempt to transfer any Registrable Security which is not in accordance with this Agreement shall be null and void and the Company agrees that it will not cause, permit or give any effect to any Transfer of any Registrable Securities to be made on its books and records unless such Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

(d) Each Stockholder agrees that it will not effect any Transfer of Registrable Securities unless such Transfer is a Permitted Transfer and is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act or pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and (ii) in accordance with all applicable Laws (including, without limitation, all securities laws).

(e) The restrictions contained in this Section 2.1 shall expire on the first anniversary of the date of this Agreement.

SECTION 2.2  Permitted Transfers.

(a) Notwithstanding anything to the contrary contained herein and subject to Sections 2.2(b) and 2.2(c), a Stockholder may at any time effect any of the following Transfers (each a “Permitted Transfer”, and each transferee of such Stockholder in respect of such Transfer, a “Permitted Transferee”):

(i)  any Transfer of any or all Registrable Securities held by a Stockholder who is a natural Person following such Stockholder’s death by will or intestacy to such Stockholder’s legal representative, heir or legatee;

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(ii)  any Transfer of any or all Registrable Securities held by a Stockholder who is a natural Person as a gift or gifts during such Stockholder’s lifetime to such Stockholder’s spouse, children, grandchildren or a trust or other legal entity for the exclusive benefit of such Stockholder or any one or more of the foregoing; or

(iii)  any Transfer of any or all Registrable Securities held by a Stockholder to any Affiliate of such Stockholder; provided , that any such Affiliate shall Transfer such Registrable Securities to the Stockholder from whom the Registrable Securities were originally received or acquired within five (5) calendar days after ceasing to be an Affiliate of such Stockholder.

(b)  In any Transfer referred to above in clauses (i), (ii) or (iii) of Section 2.2(a), the Permitted Transferee shall agree in writing to be bound by all of the provisions of this Agreement, shall execute and deliver to the Company a counterpart to this Agreement, and shall hold all such Registrable Securities as a “Stockholder” hereunder as if such Permitted Transferee was an original signatory hereto and shall be deemed to be a party to this Agreement.

(c)  Notwithstanding anything to the contrary contained in this Agreement, while such Stockholder serves as a director or officer of Company, at all times during the Company’s customary black-out periods (i.e., relating to the public release of quarterly or annual financial information) shall not sell any Equity Securities other than during any period when the directors and officers of the Company are not prohibited from selling Equity Securities pursuant to the written policies and procedures of the Company governing transfers of Equity Securities by such officers and directors during such ordinary black-out periods as may be in effect from time to time. Provided that the pledge of Common Stock complied with this Section 2.2(c) when pledged, foreclosure by a pledgee on Common Stock shall not violate this Section 2.2(c).

SECTION 2.3  Standstill.

For the period (the “Standstill Period”) commencing on the date hereof and ending on June 30, 2009, no Subject Stockholder shall, and each Subject Stockholder shall cause its Affiliates not to, unless expressly agreed in writing, in advance, by Company, directly or indirectly, in any manner whatsoever:

(a)  acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, or otherwise, record or direct or indirect beneficial ownership interest in any Standstill Securities or other securities of the Company or any of its Subsidiaries or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of any securities or assets of the Company or any of its Subsidiaries;

(b) make, effect, initiate, cause or participate in any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving Company or any of its Subsidiaries;

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(c)  other than as a director or officer of the Company, solicit, make, effect, initiate, cause, or in any way participate in, directly or indirectly, any solicitation of proxies or consents from any holders of any securities of Company or any of its Subsidiaries or call or seek to have called any meeting of stockholders of Company or any of its Subsidiaries;

(d)  form, join or participate in, or otherwise encourage the formation of, any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Company or any of its Subsidiaries that are not Standstill Securities;

(e) arrange, facilitate, or in any way participate, directly or indirectly, in any financing for the purchase of any securities Company or any of its Subsidiaries that are not Standstill Securities;

(f) (i) act, directly or indirectly, to seek control or direct the board of directors, stockholders, policies or affairs of the Company or any of its Subsidiaries; (ii) solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction involving Company or any take-over bid, tender, exchange offer, merger, consolidation, recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction involving Company or any of its Subsidiaries; or (iii) disclose an intent, purpose, plan or proposal with respect to an acquisition of Company, or any securities or assets of Company or any of its Subsidiaries that are not Standstill Securities;

Notwithstanding anything to the contrary in this Section 2.3, each Subject Stockholder shall be permitted to sell its Equity Securities in any Sale of the Company that has been approved by the board of directors of Company and which recommendation has not been withdrawn.

ARTICLE III

REGISTRATION RIGHTS

SECTION 3.1  Required Registrations.

(a) Shelf Registration Statement.  Company shall file a registration statement under the Securities Act on or about June 30, 2009 covering all of the Registrable Securities then held by the Stockholders on Form S-3 or such other available forms (the “Shelf Registration”), provided that each such Stockholder desiring to participate in such Shelf Registration shall comply with Section 3.8 hereof, and to have such Registration Statement declared effective to enable the resale of such Registrable Securities after June 30, 2009 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) through AMEX or such other market as may be the principal market on which the Registrable Securities are then quoted or listed. Company will use all commercially reasonable efforts to cause the Shelf Registration Statement to remain continuously effective under the Securities Act until the earlier of the date on which all Registrable Securities held by the Stockholders shall have either (i) been sold in accordance with this Section 3.1(a) or (ii) ceased to be outstanding.

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(b) Required Registrations.  If at any time after (i) the Shelf Registration Lapse Date or (ii) the Company fails to maintain the Shelf Registration continuously effective pursuant to Section 1(a) hereof, Company shall be requested in writing, which writing shall specify the Registrable Securities to be registered and, if applicable, the intended method of disposition thereof (a “Demand Request”), by Havner, Valenta or Laminar (each a “Demanding Stockholder”), to effect a registration under the Securities Act of Registrable Securities held by such Stockholders (each, a “Required Registration”), then Company shall promptly use all commercially reasonable efforts to effect such Required Registration by filing, at Company’s option, either a Form S-1 or Form S-3 registration statement (a “Demand Registration Statement”); provided the Company shall not be required to comply with more than one (1) Demand Request during any twelve (12) month period. Each of Havner, Valenta and Laminar may only exercise one (1) Demand Request under this Agreement; provided, however, that a request or registration shall not count as one of the Demand Requests (or Required Registrations) until it has become effective, and neither the last nor any subsequent Demand Requests (or Required Registrations) shall count as one of the Demand Requests (or Demand Registrations) unless the holders of Registrable Securities are able to register and sell at least 85% of the Registrable Securities requested to be included in such registration; provided, that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Required Registration whether or not it has become effective and whether or not such registration has counted as one of the Required Registrations hereunder. Subject to the provisos in the preceding sentence, the Company shall only be obligated to comply with three (3) Demand Requests in total. Upon receipt by Company of a Demand Request, Company shall deliver a written notice (a “Demand Notice”) to each Stockholder who did not make such Demand Request stating that Company intends to comply with a Demand Request and informing each such Stockholder of its right to include Registrable Securities in such Required Registration. Within ten (10) Business Days after receipt of a Demand Notice, each Stockholder shall have the right to request in writing that Company include all or a specific portion of the Registrable Securities held by such Stockholder in such Required Registration. Notwithstanding anything to the contrary set forth herein, Company shall be obligated to effect any one or more of such Required Registrations pursuant to a Shelf Registration Statement if the Demanding Stockholder so requests in connection with any Demand Request.

(c)  Selection of Underwriters. In the event that the Registrable Securities to be registered pursuant to a Required Registration are to be disposed of in an underwritten public offering, the underwriters of such public offering shall be one or more underwriting firms of nationally recognized standing selected by the Company and reasonably acceptable to the Demanding Stockholder. In the event Company elects to file a Demand Registration Statement on Form S-3 and the underwriters, if any, in such public offering or the Demanding Stockholder requests that Company provide disclosures otherwise required in connection with a Form S-1 registration statement, then Company shall include in such Demand Registration Statement such “long form” disclosures.

(d)  Priority on Required Registrations. In the event that, in the case of any Required Registration, the managing underwriter for the public offering contemplated by Section 3.1(b) shall advise Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter’s opinion, the amount of securities requested to be included in such Required Registration would adversely affect the public offering and sale (including pricing) of such Registrable Securities (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such public offering without such effect), Company will include in such Required Registration the number of Registrable Securities that the Company is so advised can be sold in such public offering, in the following amounts:

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(i) first, all Registrable Securities requested to be sold by holders of Registrable Securities pursuant to Section 3.1(b) pro rata among such holders on the basis of the number of Registrable Securities owned by each such holders; and

(ii) second, securities proposed to be sold by Company for its own account.

(e)  Black Out Period.  Notwithstanding any other provision of this Agreement to the contrary, if the Board reasonably determines that the registration and distribution of Registrable Securities (i) would reasonably be expected to impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving Company or any of its Subsidiaries, or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to adversely affect Company, Company shall (x) be entitled to postpone the filing or effectiveness or suspend the effectiveness of a registration statement and/or the use of any prospectus for a period of time not to exceed one hundred twenty (120) days and (y) promptly give the Stockholders written notice of such postponement or suspension (which notice need not specify the nature of the event giving rise to such suspension); provided , that Company shall not utilize the right described in Section 3.1(b) more than once in any twelve (12) month period. Notwithstanding anything to the contrary set forth herein, any application of the provisions of Section 2.2(c) of this Agreement that results in a postponement of the effectiveness of a registration statement pursuant to this Section 3.1(e) shall not be included in calculating the 120-day period.

SECTION 3.2  Incidental Registration.

(a)  Filing of Registration Statement.  If, at any time after the first anniversary of the date hereof, the Company proposes to register, for its own account or for the account of any other Person any of its securities (an “Incidental Registration”) under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto) for sale to the public, it will at each such time give prompt written notice to all Stockholders of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any Stockholder to include Registrable Securities held by it that are not otherwise covered by the Shelf Registration Statement or a Demand Registration Statement in such Incidental Registration (which request shall (i) be made within fifteen (15) days after the receipt of any such notice, and (ii) specify the Registrable Securities intended to be included by such holder), Company will use all commercially reasonable efforts to effect the registration of all Registrable Securities that Company has been so requested to register by such Stockholder; provided , however , that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Company shall determine for any reason to terminate such registration statement and not to register such securities, Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such Persons in connection with such registration.

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(b) Selection and Use of Underwriters.  Underwriters, if any, in connection with any offering pursuant to this Section 3.2 shall be selected at the sole and exclusive discretion of Company. No Stockholder shall Transfer any Registrable Securities included in the Incidental Registration other than through the underwriter or underwriters so selected by Company.

(c) Priority on Incidental Registrations.  If the managing underwriter for the offering contemplated by this Section 3.2 shall advise Company in writing that, in such underwriter’s opinion, the number of securities requested to be included in such Incidental Registration would adversely affect the offering and sale (including pricing) of such securities, Company shall include in such Incidental Registration the number of securities that Company is so advised can be sold in such offering, in the following amounts and order of priority:

(i) first, securities proposed to be sold by Company for its own account;

(ii) second, securities proposed to be sold for persons who triggered such Incidental Registration under a demand right; and

(ii) third, securities proposed to be sold by all other persons pro rata among such persons.

SECTION 3.3  Registration Procedures.

Company will use all commercially reasonable efforts to effect the Shelf Registration and Required Registration pursuant to Section 3.1 and each Incidental Registration pursuant to Section 3.2, and to cooperate with the sale of such Registrable Securities in accordance with such registration statements as quickly as reasonably practicable, and Company will as expeditiously as reasonably practicable:

(a)  subject to the rights of Company set forth in Section 3.2(a), prepare and file with the SEC the registration statement and use all commercially reasonable efforts to cause the Registration to become effective;

(b) subject, in the case of an Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

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(c)  furnish, upon request, at no charge to the holders of the Registrable Securities, to each holder of Registrable Securities to be included in such Registration and the underwriter or underwriters, without charge, at least one copy of the signed registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

(d)  promptly notify each holder of the Registrable Securities to be included in such Registration and the underwriter or underwriters:

(i)  of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

(ii)  when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

(iii)  of any written request by the SEC for amendments or supplements to such registration statement or prospectus or additional information;

(iv)  of the receipt by Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and

(v) following it becoming aware thereof, notify the Stockholders of the occurrence of any event that makes any statement made in a registration statement or prospectus untrue in any material respect or that requires the making of any changes in a registration statement or prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a prospectus, in light of the circumstances under which they were made), not misleading;

(e) if requested by the managing underwriter or underwriters, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters reasonably request to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment; provided , however , that Company shall not be required to take any action pursuant to this Section 3.3(e) that would, in the opinion of counsel to the Company, violate applicable Law;

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(f) on or prior to the date on which a Registration is declared effective, use all commercially reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities to be included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use all commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things reasonably necessary or advisable to enable the disposition of the Registrable Securities in all such jurisdictions reasonably requested to be covered by such Registration.

(g)  in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities to be included in such Registration and the managing underwriter or underwriters, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends including, without limitation, those set forth in Section 2.1) representing securities to be sold under such Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

(h)  use all commercially reasonable efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, as applicable, to consummate the disposition of such securities;

(i)  use all commercially reasonable efforts to obtain such legal opinions and auditors’ consents as may be required by applicable Law;

(j)  otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of Company’s first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

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(k)  use all commercially reasonable efforts to cause its senior executive officers to participate in “road shows” at the request of the underwriters in connection with a Required Registration; provided , that such senior executive officers shall not be required to participate in “road shows” for more than two (2) Required Registrations;

(l) register the Registrable Securities on trading on AMEX, or such other national securities exchange or NASDAQ where the Common Stock is registered for public trading;

(m) provide copies to Stockholders of “cold comfort” letters or other documents provided to underwriters; and

(n) prior to filing of a registration statement with the SEC, deliver to the Stockholders and counsel for the Stockholders a copy of such registration statement.

SECTION 3.4  Registration Expenses.

Company will pay all Registration Expenses in connection with each registration of Registrable Securities, including, without limitation, any such registration not effected by the Company.

SECTION 3.5  Indemnification; Contribution.

(a)  Company shall indemnify, to the fullest extent permitted by applicable Law, each holder of Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by Company of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in, or by any omission or alleged omission from, information concerning any holder of Registrable Securities furnished in writing to Company by such holder expressly for use therein. No action or failure to act on the part of the underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of Company to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. In connection with any underwritten offering pursuant to Section 3.2, Company agrees to enter into an underwriting agreement in customary form with the applicable underwriters, and Company agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of Registrable Securities; provided that Company shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter’s failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

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(b)  In connection with any registration statement in connection with an offering in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by applicable Law, Company, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls Company or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact in, or any omission or alleged omission of a material fact required to be stated in, the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in, or such omission is from, information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.

(c)  Any Person entitled to indemnification under the provisions of this Section 3.5 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall elect not to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim.

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(d)  If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.5(b) were available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.5 shall be several and not joint.

(e)  An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 3.5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

(f)  The indemnity and contribution agreements contained in this Section 3.5 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement for any reason.

SECTION 3.6  Holdback Agreements.

Each Stockholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Equity Securities, other than those Registrable Securities included in such Registration pursuant to Section 3.1 or 3.2(a), for the seven (7) days prior to and the ninety (90) days after the effectiveness of the registration statement pursuant to which such offering shall be made (or such longer periods as may be advised by the underwriter with respect to the applicable offering but in any event not to exceed thirty (30) days prior to and ninety (90) days after the effectiveness of such registration statement). Company agrees that it and its executive officers will be subject to the holdback period requested by the underwriters of a Required Registration, if any, pursuant to this Section 3.6 to the extent that such underwriters determine such holdback by Company and its executive officers is reasonably necessary for the successful offering and sale of all Registrable Securities in connection with such registration.

SECTION 3.7  Availability of Information.

The Company shall cooperate with each Stockholder who is a holder of any Registrable Securities in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

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SECTION 3.8  Information Concerning Stockholders.

It shall be a condition precedent to the obligations of the Company to include the Registrable Securities of any selling Stockholder in any registration statement or prospectus, as the case may be, that such selling Stockholder shall take the actions described in this Section 3.8:

(a) each selling Stockholder that has requested inclusion of its Registrable Securities in any registration statement shall furnish to the Company in writing all information as may be necessary to make the information previously furnished to the Company by such Stockholder, in light of the circumstances under which it was made, not misleading, any other information regarding such Stockholder and the distribution of such Registrable Securities as may be required to be disclosed in the prospectus or registration statement under applicable Law or pursuant to SEC comments and any information otherwise reasonably requested from time to time by the Company to comply with applicable Law or regulations, including, without limitation, (i) the then current name and address of such Stockholder(s), (ii) the aggregate number of Registrable Securities requested to be registered, (iii) the total number of Registrable Securities then held by such Stockholder(s), (iv) the intended means of distribution, and (v) any other information required to be disclosed with respect to such Stockholder or such Stockholder’s Registrable Securities in the registration statement or related prospectus by the Securities Act;

(b) each selling Stockholder shall promptly (i) following it becoming aware thereof, notify the Company of the occurrence of any event that makes any statement made in a registration statement or prospectus regarding such selling Stockholder untrue in any material respect or that requires the making of any changes in a registration statement or prospectus so that, in such regard, it shall not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements (in the case of a prospectus, in light of the circumstances under which they were made), not misleading and (ii) in connection with providing such notice, provide the Company with such information in its possession as may be required to enable the Company to prepare a supplement or post-effective amendment to any such registration statement or a supplement to such prospectus;

(c) with respect to any registration statement for an underwritten offering, the inclusion of a Stockholder’s Registrable Securities therein shall be conditioned, at the managing underwriter’s request, upon the execution and delivery by such Stockholder of an underwriting agreement as may be negotiated by the Company;

(d) any sale of any Registrable Securities by any Stockholder shall constitute a representation and warranty by such Stockholder that the prospectus delivered by such Stockholder does not as of the time of such sale contain any untrue statement of a material fact relating to the information expressly provided in writing by such Stockholder for inclusion in such prospectus and that such prospectus does not as of the time of such sale omit to state any material fact relating to the information expressly provided in writing by such Stockholder for inclusion in such prospectus necessary to make the statements in such prospectus, in light of the circumstances under which they were made, not misleading; and

(e) no Stockholder shall use, distribute or otherwise disseminate any “free writing prospectus”, as defined in Rule 405 under the Securities Act, in connection with the sale of Registrable Shares under the Shelf Registration Statement, without the prior written consent of the Company.

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ARTICLE IV

BOARD OF DIRECTORS OF THE COMPANY

SECTION 4.1  Composition.

(a) At the Effective Time, the Company shall expand the size of the Board so that the number of members on the Board is equal to six (6) and shall appoint Havner, whose term will end at the annual meeting of stockholders of the Company held in 2009.

ARTICLE V

MISCELLANEOUS

SECTION 5.1  Entire Agreement.

This Agreement, including the schedules hereto and any other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 5.2  Table of Contents; Captions.

The table of contents and the Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 5.3  Counterparts.

This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

SECTION 5.4  Notices.

Any notice or other communication required or permitted under this Agreement shall be deemed to have been duly given (i) five (5) Business Days following deposit in the mails if sent by registered or certified mail, postage prepaid, (ii) when sent, if sent by facsimile transmission, if receipt thereof is confirmed by telephone, (iii) when delivered, if delivered personally to the intended recipient and (iv) two (2) Business Days following deposit with a nationally recognized overnight courier service, in each case addressed as follows:

If to Company, to:

General Finance Corporation
39 East Union Street
Pasadena, CA 91103
Facsimile: (626) 795-8090

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and if to any of the Stockholders, to the addresses or facsimile numbers set forth opposite each of their names on Schedule I attached hereto; or such other addresses or number as shall be furnished in writing by any such party.

SECTION 5.5  Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective successors and Permitted Transferees. Any or all of the rights of a Stockholder under this Agreement may be assigned or otherwise conveyed by any Stockholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement.

SECTION 5.6  Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

SECTION 5.7  Submission to Jurisdiction.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of California, County of Los Angeles or in the United States District Court for the Central District of California and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 5.4, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 5.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

(b) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable Law.

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(c) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

(d) The prevailing party or parties in any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

SECTION 5.8  Third Party Beneficiaries.

Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto, provided, however, the persons entitled to indemnification under Section 3.5 shall be third-party beneficiaries hereof.

SECTION 5.9  Confidentiality.

Each Stockholder hereby agrees that it shall keep (and shall use all commercially reasonable efforts to cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep) all non-public information relating to Company received by it in connection with any Registration confidential except information which (a) becomes known to such Stockholder from a source, other than Company, its directors, officers, employees, representatives or outside advisors, which source, to the actual knowledge of such Stockholder, is not obligated to Company to keep such information confidential or (b) is or becomes generally available to the public through no breach of this Agreement by such Stockholder. Company and each Stockholder agrees that (i) such non-public information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of such Stockholder and (ii) such Stockholder will use all commercially reasonable to cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential. Notwithstanding the foregoing, a Stockholder may disclose non-public information if required to do so upon request for disclosure pursuant to a federal or state freedom of information statute or by a court of competent jurisdiction or by any governmental agency; provided however , that, to the extent permitted by law, prompt notice of such required disclosure be given to Company prior to the making of such disclosure so that Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the Stockholder required to disclose the non-public information will disclose only that portion which such party is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

SECTION 5.10  Amendments; Waivers.

No provision of this Agreement may be amended, modified or waived without the prior written consent of the Company and holders of more than ninety percent (90%) of the issued and outstanding Registrable Securities, collectively. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Stockholder.

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SECTION 5.11  No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

SECTION 5.12  Specific Performance.

Company and each Stockholder agrees that irreparable damages would occur to Company or such Stockholder, as the case may be, if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of Company and each Stockholder shall be entitled to seek an injunction or injunctions to prevent actual breaches of this Agreement by Company or the Stockholders, as the case may be, and to enforce specifically the terms and provisions hereof in the courts referenced in Section 5.7 (or, on a preliminary basis in order to preserve the status quo pending a decision of the courts referenced in Section 5.7, or in order to enforce a judgment of the courts referenced in Section 5.7, in any court of competent jurisdiction), in addition to having any other remedies to which the Company or such Stockholder is entitled at law or in equity and without the necessity of proving damages or posting a bond or other security.

SECTION 5.13 Several Liability

No Stockholder shall have any liability or obligations hereunder for any covenant of, or breach hereof by, any other Stockholder.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

GENERAL FINANCE CORPORATION

By:
Name:
Title:

STOCKHOLDERS:

Name:

Name:

By:
Name:
Title:

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Schedule I

STOCKHOLDERS

Name of Stockholder	Number of Shares	Notice Address

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Exhibit E

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of July 22, 2008 by and between Pac-Van, Inc., an Indiana corporation (“Pac-Van”), and Theodore M. Mourouzis (“Employee” and collectively with Pac-Van, the “Parties”).

RECITALS

WHEREAS, the Parties entered into that certain Employment Agreement dated as of August 1, 2006 (the “Original Agreement”); and

WHEREAS, in connection with the potential acquisition of Pac-Van by General Finance Corporation ("GFN"), the Parties desire to amend the Original Agreement as set forth herein, and desire that, except as set forth in this Amendment, the Original Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement (without regard to this Amendment).

2. Amendment. Reference hereby is made to the Agreement and Plan of Merger of even date herewith, among Pac-Van, Mobile Office Acquisition Corp., GFN and the other parties named therein (the "Merger Agreement"). If, and only if, the Merger (as defined in the Merger Agreement) occurs, then on the Effective Time (as defined in the Merger Agreement), Section 2 of the Original Agreement is hereby amended and restated in its entirety as follows:

“2. Term of Employment. Employee’s employment under this Agreement shall commence on August 1, 2006 and shall end on July 31, 2010 (“Initial Term”) or such earlier date on which Employee’s employment is terminated under Section 6 of this Agreement (the “Expiration Date”).”

Nothing contained herein shall obligate the parties to the Merger Agreement to complete the Merger. If the Merger Agreement is terminated prior to completion of the Merger, this Amendment shall be void and of no force and effect without any further action on the part of the parties hereto.

3. References. All references in the Original Agreement to “Agreement,” “herein,” “hereof,” or terms of like import referring to the Original Agreement or any portion thereof are hereby amended to refer to the Original Agreement as amended by this Amendment.

4. No Implied Amendments. Except as expressly provided herein, the Original Agreement is not being amended, supplemented, or otherwise modified, and the Original Agreement shall continue in force and effect in accordance with its terms.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Indiana.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused this Amendment to be executed on its behalf by a representative duly authorized, as of the date first above written.

PAC-VAN, INC.

By:
Name:
Title:

Theodore M. Mourouzis

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Exhibit F

GENERAL RELEASE

THIS GENERAL RELEASE (this “Release”) dated as of ____, 2008 (the “Effective Date”) is entered into among Mobile Office Acquisition Corp., a Delaware corporation (“MOAC”), Pac-Van, Inc., an Indiana corporation (“Pac-Van” and collectively with MOAC, the “Pac-Van Companies”), and the stockholder or optionholder of MOAC identified on the signature hereto (the “MOAC Party”).

RECITALS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated July 22, 2008 by and among General Finance Corporation, a Delaware corporation (“Parent”), GFN North America Corp., a Delaware corporation ("Surviving Corporation") and the other parties named therein, the MOAC party is required to execute this Release in consideration;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that all of the MOAC Parties execute and deliver to Parent this Release; and

WHEREAS, the MOAC, Pac-Van and the MOAC Parties desire that each MOAC Party accept the sums payable to such MOAC Party pursuant to the Merger Agreement (the “Merger Consideration”) as full and final satisfaction of all claims against the Pac-Van Companies pursuant to the terms set forth herein; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Releases by the Parties. Upon the receipt of that portion of the Merger Consideration payable to such MOAC Party on the Effective Date pursuant to the Merger Agreement and the execution and delivery of this Release by such MOAC Party, the releases of such MOAC Party set forth herein shall become effective.

(a) Release and Discharge by MOAC Parties. As a material inducement to enter into this Release, each of the MOAC Parties (on behalf of itself and its successors, assigns, agents, directors, officers, employees, representatives, advisors and affiliates), hereby releases and forever discharges each of the Pac-Van Companies (and the successors, assigns, agents, directors, officers, employees, representatives, advisors and affiliates of each of the Pac-Van Companies) from any and all claims, demands, actions, causes of action, charges, complaints, liabilities, obligations, promises, agreements, damages, suits, costs, losses, debts and expenses (including, without limitation, attorneys’ fees and costs) of any nature or kind, known or unknown or suspected or unsuspected, including all claims as a stockholder of MOAC, (collectively, “Claims”) arising on or prior to the Effective Date. Notwithstanding the foregoing, nothing contained herein shall be deemed a release of any claim for a breach of the Merger Agreement by Parent or Surviving Corporation or any claim for indemnity from the Pac-Van Companies or Surviving Corporation to which the MOAC Party (or its representative) is entitled as an officer or director of either of the Pac-Van Companies.

(b) Claims. It is the intention of each of the parties to this Release (on behalf of such party and such party’s respective beneficiaries, successors, assigns, agents, directors, officers, employees, representatives, advisors and affiliates (and the agents, directors, officers, employees, representatives, advisors and affiliates of such parties), that this Release shall be effective as a full and final release of all Claims released pursuant to this Section 1. Each party hereto hereby acknowledges that it has read and is familiar with California Civil Code Section 1542 which states as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The MOAC Party (on behalf of the MOAC Party and its respective beneficiaries, successors, assigns, agents, directors, officers, employees, representatives, advisors and affiliates (and the agents, directors, officers, employees, representatives, advisors and affiliates of such parties) does hereby expressly waive and relinquish all rights and benefits which it has or may have under California Civil Code Section 1542 (OR ANY SIMILAR LAW OF ANY OTHER COUNTRY, STATE, TERRITORY OR JURISDICTION) to the fullest extent that it may lawfully waive such rights and benefits. In connection with the waiver and relinquishment set forth in this Section 1, the MOAC Party acknowledges that it is aware that it may hereafter discover facts in addition to and/or different from those now known or believed to be true, but that notwithstanding that fact, it is the MOAC Party's intention hereby to fully, finally, and forever release all of the Claims released herein, known or unknown, suspected or unsuspected, which now exist, may in the future exist or heretofore have existed between the MOAC Party, on the one hand, and those parties, persons and entities granted releases by it, on the other hand, and that in furtherance of such intention, the releases given herein shall be and remain in effect as full and complete releases, notwithstanding the discovery or existence of any such additional or different facts.

2. No Filings; Non-Cooperation. Each of the MOAC Parties hereto agrees and represents that it has not filed any Claims against any person such party has released herein with any local, state or federal agency, court or other government entity, and that such party will not do so at any time, based on any act, omission or other thing arising or accruing on or prior to the Effective Date.

3. Representations and Warranties; Indemnification. Each of the parties hereto represents, warrants and agrees that this Release has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding agreement of such party enforceable against it in accordance with its terms. Each party hereto represents, warrants and agrees that such party has full right, power, authority and capacity to execute, deliver and perform this Release. Each of the parties hereto, jointly and severally, shall indemnify, defend, save and hold harmless the other parties hereto and the parties released hereunder, from and against any and all Claims by any party or government entity arising out of, resulting from or incident to any breach or inaccuracy of any representation, warranty, agreement or covenant set forth in this Release.

4. Non-Admission. The parties to this Release in no way acknowledge any fault or liability to any other party hereto or any other person or entity and this Release shall not in any way be construed as an admission by any party or any other person or entity of any fault or liability to any other party hereto or any other person or entity.

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5. Consultation with Counsel; Full and Independent Knowledge and Understanding. The MOAC Party acknowledges that it has had the opportunity to consult with qualified legal counsel of its choice to the full extent desired before signing this Release, and that it has carefully read and fully understands all of the provisions of this Release; and that such party is voluntarily entering into the same.

6. Venue; Expense Recovery. Each party to this Release irrevocably submits to the jurisdiction of the courts of the State of Indiana and the United States District Court for the district in which Indianapolis, Indiana is located for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Release and the transactions contemplated hereby and to the laying of venue in any such court. Each party hereto irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Should any party hereto ever institute any legal action or administrative proceeding with respect to any Claim released by this Release or otherwise in violation of a representation made by such claimant in this Release, the responding party shall be entitled to recover from the other party or parties, as applicable, all damages, costs, expenses and attorneys’ fees incurred as a result of such action.

7. Successors. This Release shall be binding upon the parties hereto and upon their respective heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of the parties hereto and to their respective heirs, administrators, representatives, executors, successors and assigns.

8. Governing Law. This Release shall in all respects be interpreted, enforced and governed under the internal laws (without regard to choice of law principles) of the State of Indiana.

9. Counterparts. This Release may be executed in two or more counterparts and by different parties in separate counterparts (including by facsimile). All of such counterparts shall constitute one and the same agreement.

10. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally or by facsimile, or if mailed, three (3) business days after the date of mailing, to the addresses set forth below the signature of such party hereto or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

11. Terms. As used in this Release, the term “or” shall be deemed to include the term “and/or” and the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

12. Headings and Recitals. The section headings and recitals used in this Release are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

13. Further Assurances. Each party hereto agrees to execute and deliver to any other party hereto such additional agreements, instruments and writings as any of them may reasonably request in order to effect transactions contemplated by, and the intent and purposes of, this Release.

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14. Severability. In the event that any one or more of the provisions contained in this Release or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Release or any other such instrument.

15. Entire Agreement. This Release sets forth the entire agreement among the parties hereto, and fully supersedes any and all prior agreements or understandings among the parties hereto, pertaining to the subject matter hereof.

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PLEASE READ CAREFULLY. THIS GENERAL RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, each of the parties hereto has executed this Release, or has caused this Release to be executed on its behalf, as of the date first above written.

MOBILE OFFICE ACQUISITION CORP.

By:
Theodore M. Mourouzis
Authorized Representative

Address for Notices:

2995 South Harding Street
Indianapolis, IN 46225
Attention: Theodore Mourouzis
Telephone:   (317) 489-4778
Facsimile:    (317) 791-2029

PAC-VAN, INC.

By:
Theodore M. Mourouzis President

Address for Notices:

2995 South Harding Street
Indianapolis, IN 46225
Attention: Theodore Mourouzis
Telephone:   (317) 489-4778
Facsimile:    (317) 791-2029

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PLEASE READ CAREFULLY. THIS GENERAL RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

MOAC PARTY

_______________________________

Address for Notices: ___________________
____________________________________
____________________________________
Facsimile:____________________________

_______________________________

Address for Notices: ___________________
____________________________________
____________________________________
Facsimile:____________________________

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